UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A
(Amendment No. 1 )

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2010

THE BRAINY BRANDS COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-164000	30-0457914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

460 Brogdon Road, Suite 400
Suwanee, GA 30024
(Address of principal executive offices) (zip code)

(678) 762-1100
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
David B. Manno
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends and restates the Current Report on Form 8-K filed by The Brainy Brands Company, Inc. (formerly known as Enter Corp.) on November 24, 2010.

Item 1.01  Entry into a Material Definitive Agreement

On November 24, 2010, The Brainy Brands Company, Inc. (formerly known as Enter Corp.) (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”), with Brainy Acquisitions, Inc. (“Brainy Acquisitions”) and the shareholders of Brainy Acquisitions. Pursuant to the Exchange Agreement, which closed on November 24, 2010 (the “Closing Date”), the Company issued 18,749,985 shares of the Company’s common stock to the shareholders of Brainy Acquisitions (the “Acquisition Shares”), representing approximately 57.3% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement, in exchange for all of the issued and outstanding capital stock of Brainy Acquisitions.

On November 24, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”), pursuant to which, on November 24, 2010, the Company issued and sold convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,806,489 (the “Private Placement”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend) effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing March 31, 2011 and upon maturity. Pursuant to the Private Placement, the Company also issued to the Investors 10 Class A Warrants and 10 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 7,016,222 Class A Warrants and 7,016,222 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend) effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise. Pursuant to the Subscription Agreement, the Company agreed to file a registration statement registering the shares of common stock underlying the Notes and Warrants, subject to Securities and Exchange Commission (“SEC”) limitations, upon written request therefor from holders of more than 50% of the principal amount of the Notes, if received within two years from the Closing Date. The Company’s obligations under the Notes are guaranteed by Brainy Acquisitions. The closing of the Private Placement was subject to certain conditions including the closing of the Exchange Agreement and the filing of a Current Report on Form 8-K, which occurred on November 24, 2010, immediately prior to the closing.
The Company agreed that it may accept on one occasion within fourteen days after the initial closing of the Private Placement additional principal amount for up to a total of $3,000,000 (inclusive of the principal amount upon which the initial closing occurs) and issue Notes and Warrants on the same terms and conditions as the Private Placement (an “Additional Closing”).  A condition of such Additional Closing shall be the deposit by the Company at the Additional Closing and retention by the Escrow Agent pursuant to Section 3.1(b) of the Escrow Agreement of thirty percent (30%) of all principal amount in excess of $2,400,000 of aggregate Principal Amount, which sum shall be employed and released for the same purposes and in the same manner as the other funds described in Section 3.1(b) of the Escrow Agreement. (Such Additional Closing did not occur.)

Pursuant to an escrow agreement entered into between the Company, the Investors, and Grushko & Mittman, P.C., as escrow agent, $900,000 from the sale of the Notes will continue to be held in escrow following the closing of the Private Placement in a non-interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each ten days.  A request for release must be made in writing to the Escrow Agent and Collateral Agent.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, purposes, and wire delivery instructions, (ii) that such requested funds are for reimbursement of funds which were timely employed in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement under the heading “Use of Proceeds to be Reimbursed After Closing”, and (iii) an Event of Default, or an event that with the giving of notice or the passage of time could become an Event of Default, has not occurred.  The Company must provide to Collateral Agent reasonably satisfactory proof that the funds for which reimbursement is sought had been used for the purposes described in part (ii) of the previous sentence.  The Escrow Agent may not release any funds if an objection to such release has been made by Collateral Agent.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of the Collateral Agent.  Schedule 9(e) contemplates that $900,000 will be used for public relations and investor relations services rendered by a direct marketing firm under the Company’s direction to implement and manage a direct mail correspondence program.  The Company believes that this program will be beneficial for its business and keeping its shareholders apprised of its progress.  Unless postponed by the Company and Collateral Agent, any funds retained in escrow on the nine month anniversary of the Closing Date will be released to Subscribers requesting such release in proportion to the relative amount of Note principal held by all Subscribers as of such nine month anniversary date.  Upon release to the Subscribers, such sums shall be applied against amounts outstanding on the Notes in the manner set forth in the Notes.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

In connection with the Exchange Agreement, in addition to the foregoing:

(i)  Effective on the Closing Date, Itzhak Ayalon and Nahman Morgenstern resigned as the sole officers and directors of the Company and the following individuals were appointed as executive officers and directors of the Company:

Name	Title
John P. Benfield	Chief Executive Officer, Director
Dennis Fedoruk	Chief Creative Officer, President, Chairman
Ronda Bush	Chief Operations Officer
Tony Erwin	Director
Derek Schwerzler	Director

(ii) On November 24, 2010, the Company entered into separation agreements with Itzhak Ayalon and Nahman Morgenstern, pursuant to which the Company purchased from Mr. Ayalon and Mr. Morgenstern an aggregate of 40,500,000 of the Company’s common stock, for a purchase price of $100,000.

(iii) On December 22, 2010, the Company effected a 7.5-to-1 forward stock split, in the form of a stock dividend.  All share amounts in this Current Report on Form 8-K/A reflect the forward stock split unless otherwise indicated.

(iv) On December 10, 2010 the Company changed its name from Enter Corp. to The Brainy Brands Company, Inc.

Item 2.01 Completion of Acquisition or Disposition of Assets

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business

Effective on the Closing Date, pursuant to the Share Exchange Agreement, Brainy Acquisitions became a wholly owned subsidiary of the Company. The acquisition of Brainy Acquisitions is treated as a reverse acquisition, and the business of Brainy Acquisitions became the business of the Company. At the time of the reverse acquisition, Enter was not engaged in any active business.

References to “we,” “us,” “our” and similar words refer to the Company, its subsidiary, Brainy Acquisitions, and (prior to September 23, 2010)  to The Brainy Baby Company, LLC, a Georgia limited liability company whose assets were acquired by Brainy Acquisitions on September  23, 2010.  References to “Enter” refer to the Company and its business prior to the reverse acquisition.

Summary

Brainy Acquisitions is a Georgia corporation organized on August 27, 2010. Enter is a Delaware corporation organized on November 21, 2007.

On September 23, 2010, Brainy Acquisitions acquired all of the assets of The Brainy Baby Company, LLC (“Brainy Baby”).  Brainy Baby is a Georgia limited liability company formed on July 30, 2001. Prior to its acquisition of the assets of Brainy Baby, Brainy Acquisitions did not have any significant assets or operations. We produce children’s educational videos, toys, books, games and puzzles aimed at early development for preschoolers.

Our executive offices are located at 460 Brogdon Road, Suite 400, Suwanee, GA 30024 and our telephone number at such address is 678-762-1100.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

We have a history of losses, declining revenues  and we may not be able to achieve profitability in the future.

For the nine months ended September 30, 2010 and 2009, we had net income of $1,555,239 and $13,860, respectively. For the years ended December 31, 2009 and December 31, 2008, We incurred net losses of $57,318 and $299,056, respectively. We had revenues of $341,295, $1,034,114, $1,339,332, and $1,570,253, for the nine months ended September 30, 2010 and 2009, and the years ended December 31, 2009 and 2008, respectively. There can be no assurance that we will be profitable in the future. If we are not profitable and cannot obtain sufficient capital we may have to cease our operations, and we may not be profitable in the future.

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our products to achieve market acceptance;

•	our ability to manage the expansion of our operations and any acquisitions we may make, which could result in increased costs;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the rapid changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan with respect to marketing and selling early childhood  products and our ability to pursue other opportunities that arise.

We may not be able to effectively control and manage our proposed growth business plan, which would negatively impact our operations.

If our business and markets grow and develop, of which there are no assurances, it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product offerings and in integrating any acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

Our business depends on the development of strong brands, and if we do not develop and enhance our brands, our ability to attract and retain customers may be impaired and our business and operating results may be harmed.

We believe that our “Brainy Baby” brand and extensions thereof will be a critical part of our business. Developing and enhancing these brands may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and develop our brands, or if we incur significant expenses (or significantly greater expenses than allocable) in this effort, our business, prospects, operating results and financial condition will be harmed. We anticipate that developing, maintaining and enhancing our brands will become increasingly important, difficult and expensive.

Our business depends on highly changeable consumer preferences and toy trends.

We operate in an industry where consumer preferences can change drastically from year to year. Unlike a subscription or other recurring revenue model, we depend on our ability to correctly identify changing consumer sentiments well in advance and supply new products that respond to such changes on a timely basis. Consumer preferences, and particularly children’s preferences, are continually changing and are difficult to predict. Since our products typically have a long development cycle, in some cases lasting many years, it can be difficult to predict correctly changing consumer preferences and technology, entertainment and education trends. To remain competitive, we must continue to develop new technologies and products and enhance existing technologies and product lines, as well as successfully integrate third-party technology with our own. We cannot be sure that any new products or services will be widely accepted and purchased by consumers, and if new products are not as successful as we expect, our business and operating results will be adversely affected.

Economic declines have had a material adverse effect on our sales, and a slow recovery could prevent us from achieving our financial goals.

We rely heavily on sales to retailers during the third and fourth quarters of each year to achieve our overall sales goals. Also, we rely on strong consumer sales in these periods to prevent build- up of retail inventory. We cannot predict the extent to which economic conditions will change and many economists predict that the economic decline will be prolonged, that any recovery may be weak, and that conditions may deteriorate further before there is any improvement or even after some improvement has occurred. Continuing weak economic conditions in the United States or abroad as a result of the current global economic downturn, lower consumer spending (especially discretionary items), lower consumer confidence, continued high or higher levels of unemployment, higher inflation or even deflation, higher commodity prices, such as the price of oil, political conditions, natural disaster, labor strikes or other factors could negatively impact our sales or ability to achieve profitability.

We depend on our suppliers for our components, and our production or operating margins would be harmed if these suppliers are not able to meet our demand and alternative sources are not available.

Some of the components used to make our products currently come from single suppliers. If our suppliers are unable to meet our demand for our components  and if we are unable to obtain an alternative source or if the price available from our current suppliers or an alternative source is prohibitive, our ability to maintain timely and cost-effective production of our products would be seriously harmed and our operating results would suffer. In addition, as we do not have long-term agreements with our major suppliers and cannot guarantee their stability, they may stop manufacturing our components at any time, with little or no notice.  If we are required to use alternative sources, we may be required to redesign some aspects of the affected products, which may involve delays and additional expense. If there are any significant interruptions in the supply of components, we may be unable to manufacture sufficient quantities of our finished products or we may be unable to manufacture them at targeted cost levels, and our business and operating results could be harmed.

We rely on a limited number of manufacturers, many of which are located in China, to produce our finished products, and our reputation and operating results could be harmed if they fail to produce quality products in a timely and cost-effective manner and in sufficient quantities.

We outsource substantially all of our finished goods assembly, using several Asian manufacturers, most of which manufacture our products at facilities in the Guangdong province in the southeastern region of China. We depend on these manufacturers to produce sufficient volumes of our finished products in a timely fashion, at satisfactory quality and cost levels and in accordance with our and our customers’ terms of engagement. If our manufacturers fail to produce quality finished products on time, at expected cost targets and in sufficient quantities, or if any of our products are found to be tainted or otherwise raise health or safety concerns, our reputation and operating results would suffer.

If we do not maintain sufficient inventory levels or if we are unable to deliver our products to our customers in sufficient quantities, or on a timely basis, or if retail inventory levels are too high, our operating results will be adversely affected.

If we fail to meet tight shipping schedules, we could damage our relationships with retailers, increase our shipping costs or cause sales opportunities to be delayed or lost. In order to be able to deliver our merchandise on a timely basis, we need to maintain adequate inventory levels of the desired products. If our inventory forecasting and production planning processes result in our maintaining manufacturing inventory in excess of the levels demanded by our customers, we could be required to record inventory write-downs for excess and obsolete inventory, which would adversely affect our operating results. If the inventory of our products held by retailers is too high, they may not place or may reduce orders for additional products, which would unfavorably impact our future sales and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brands.

Our intellectual property rights are important assets for us. We have registered a trademark for “Brainy Baby” and certain derivations thereon in the United States and internationally. Various events outside of our control pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products are distributed. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be unable to protect our intellectual property from infringement by third parties.

Our business plan is significantly dependent upon exploiting our intellectual property. There can be no assurance that we will be able to control all of the rights for all of our intellectual property. We may not have the resources necessary to assert infringement claims against third parties who may infringe upon our intellectual property rights. Litigation can be costly and time consuming and divert the attention and resources of management and key personnel.

In providing our products we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, if it is ultimately determined that our services infringe a third party’s proprietary rights. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns.

Any errors or defects contained in our products, or our failure to comply with applicable safety standards, could result in recalls, delayed shipments and rejection of our products and damage to our reputation, and could expose us to regulatory or other legal action.

Our products may contain errors or defects that are discovered after commercial shipments have begun, which could result in the rejection of our products by our retailers, damage to our reputation, lost sales, diverted development resources and increased customer service and support costs and warranty claims. Individuals could sustain injuries from our products, and we may be subject to claims or lawsuits resulting from such injuries. There is a risk that these claims or liabilities may exceed, or fall outside the scope of, our insurance coverage. Moreover, we may be unable to retain adequate liability insurance in the future.

Concerns about potential public harm and liability may involve involuntary recalls or lead us to voluntarily recall selected products. Recalls or post-manufacture repairs of our products could harm our reputation and our competitive position, increase our costs or reduce our net sales. Costs related to unexpected defects include the costs of writing down the value of our inventory of defective products and providing product replacement, as well as the cost of defending against litigation related to the defective products. Further, as a result of recent recalls and safety issues related to products of a number of manufacturers in the toy industry, some of our retailer customers have been increasing their testing requirements of the products we ship to them. These additional requirements may result in delayed or cancelled shipments, increased logistics and quality assurance costs, or both, which could adversely affect our operations and financial results. In addition, recalls or post-manufacturing repairs by other companies in our industry could affect consumer behavior and cause reduced purchases of our products and increase our quality assurance costs in allaying consumer concerns.

System failures in our web-based services or store could harm our business.

The Internet-based aspects of our business have grown substantially in strategic importance to our overall business. However, we still have limited experience operating an e-commerce system and providing web services in connection with our products. Any failure to provide a positive user experience could have a negative impact on our reputation, sales and consumer relationships. If demand for accessing our websites exceeds the capacity we have planned to handle peak periods or if other technical issues arise when customers attempt to use these systems to purchase products or to access features or content for our increasing number of web-connected products, then customers could be inconvenienced or become dissatisfied with our products. Any significant disruption to our website or internal computer systems or malfunctions related to transaction processing on our e-commerce store or content management systems could result in a loss of potential or existing customers and sales. Any significant system failures in our web-based services or store could have a significant adverse effect on our sales and operating plan.

Although our systems have been designed to reduce downtime in the event of outages or catastrophic occurrences, they remain vulnerable to damage or interruption from earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, computer viruses, computer denial-of-service attacks, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning is not sufficient for all eventualities. Our systems are also subject to break-ins, sabotage, and intentional acts of vandalism. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. We do not carry business interruption insurance sufficient to compensate us for losses that may result from interruptions in our service as a result of system failures. Any unplanned disruption of our systems could result in adverse financial impact to our operations.

If we are unable to compete effectively with existing or new competitors, our sales and market share could decline.

We currently compete primarily in the learning toy and electronic learning aids category of the U.S. toy industry. We also compete in the U.S. supplemental educational materials market. Each of these markets is very competitive and we expect competition to increase in the future. Many of our direct, indirect and potential competitors have significantly longer operating histories, greater brand recognition and substantially greater financial, technical and marketing resources than we do. These competitors may be able to respond more rapidly than we can to changes in consumer requirements or preferences or to new or emerging technologies, and may be able to use their economies of scale to produce products more cheaply. Further, with greater economies of scale and more distribution channels, they may be successful even if they sell at a lower margin. Our larger competitors may also be able to devote substantially greater resources, including personnel, spending and facilities to the development, promotion and sale of their products than we do. We cannot assure you that we will be able to compete effectively in our markets.

Retailer liquidity problems could harm our financial results.

If retailers encounter liquidity problems due to weak sales or their inability to raise sufficient capital because of credit constraints, we may not be able to collect the accounts receivable we generate based on the orders we fulfill. In 2008 and 2009, there were a number of bankruptcies among prominent retailers. Where retailers file for bankruptcy protection, we are likely to collect less money than we are owed, and may collect nothing, particularly when the retailer had significant secured debt ahead of our claims. If any of our retailers suspend or reduce payments to us or file for bankruptcy protection, the resulting bad debt expense we would incur would have an adverse effect on our results of operations. In addition to collection risk, we may decide not to accept orders from troubled retailers, which would further reduce sales.

We are subject to international, federal, state and local laws and regulations that could impose additional costs or changes on the conduct of our business.

We operate in a highly regulated environment with international, federal, state and local governmental entities regulating many aspects of our business, including products and the importation of products. Regulations with which we must comply include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, safety and other administrative and regulatory restrictions. Compliance with these and other laws and regulations could impose additional costs on the conduct of our business. While we take steps that we believe are necessary to comply with these laws and regulations, there can be no assurance that we have achieved compliance or that we will be in compliance in the future. Failure to comply with the relevant regulations could result in monetary liabilities and other sanctions, which could have a negative impact on our business, financial condition and results of operations. In addition, changes in laws or regulations may lead to increased costs, changes in our effective tax rate, or the interruption of normal business operations that would negatively impact our financial condition and results of operations.

We are subject to the Consumer Product Safety Act of 1972, as amended by the Consumer Product Safety Improvement Act, or CPSIA, the Federal Hazardous Substances Act, the Flammable Fabrics Act, regulation by the Consumer Product Safety Commission, or CPSC, and other similar federal, state and international rules and regulatory authorities, some of which have conflicting standards and requirements. Our products could be subject to involuntary recalls and other actions by these authorities. We may also have to write off inventory and allow our customers to return products they purchased from us. In addition, any failures to comply could lead to significant negative media attention and consumer dissatisfaction, which could harm our sales and lead to widespread rejection of our products, particularly since we rely so heavily on the integrity of our brand.

Natural disasters, armed hostilities, terrorism, labor strikes or public health issues could have a material adverse effect on our business.

Armed hostilities, terrorism, natural disasters, or public health issues, such as the recent outbreak of H1N1 flu, whether in the United States or abroad could cause damage and disruption to our company, our suppliers, our manufacturers, or our customers or could create political or economic instability, any of which could have a material adverse impact on our business. Although it is impossible to predict the consequences of any such events, they could result in a decrease in demand for our product or create delay or inefficiencies in our supply chain by making it difficult or impossible for us to deliver products to our customers, or for our manufacturers to deliver products to us, or suppliers to provide component parts.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our success depends in large part upon the abilities and continued service of our executive officers and other key employees, particularly John Benfield, our chief executive officer, Dennis Fedoruk, our chief creative officer, and Ronda Bush, our chief operations officer. There can be no assurance that we will be able to retain the services of such officers and employees.  Our failure to retain the services of our key personnel could have a material adverse effect on the Company.   In order to support our projected growth, we will be required to effectively recruit, hire, train and retain additional qualified management personnel.  Our inability to attract and retain the necessary personnel could have a material adverse effect on the Company.  We have no “key man” insurance on any of our key employees.

One customer accounts for approximately 15% of our sales, and the loss of this customer would substantially impact our operations.

Our largest customer, Bayview Entertainment, LLC, accounts for approximately 15% of our sales. This subjects us to significant financial and other risks in the operation of our business if a major customer were to terminate or materially reduce, for any reason, its business relationship with us.

One projections included in Exhibit 99.1 of this Current Report on Form 8-K/A are subject to numerous risks and uncertainties and actual results may differ materially.

Exhibit 99.1 filed with this Current Report on Form 8-K/A contains an overview of the Company which was provided to investors in connection with our Private Placement discussed in this Current Report on Form 8-K/A. This overview includes certain projections made by the Company with respect to its future operating results. Our actual results may, and are likely to, differ materially from these projections due to numerous factors, including those described under this “Risk Factors” section and those risks discussed from time to time in this report, including under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other documents which we file with the Securities and Exchange Commission. In addition, our results could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company files reports under the Securities Exchange Act of 1934, as amended, and its common stock is eligible for quotation on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of the Company’s common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

•	fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of early stage technology companies.

The ownership of our common stock is highly concentrated in our officers and directors.

Our executive officers and directors will beneficially own approximately 2,269,999 shares of our outstanding common stock (52.1%). As a result, they have the ability to exercise control over our business by, among other items, their voting power with respect to the election of directors and all other matters requiring action by stockholders. Such concentration of share ownership may have the effect of discouraging, delaying or preventing, among other items, a change in control of the Company.

The Company’s common stock will be subject to the “penny stock” rules of the SEC, which may make it more difficult for stockholders to sell the Company’s common stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The regulations applicable to penny stocks may severely affect the market liquidity for the Company’s common stock and could limit an investor’s ability to sell the Company’s common stock in the secondary market.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends in  the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and we do not intend to register our common stock under the Exchange Act for the foreseeable future (provided that, we will register our common stock under the Exchange Act if we have, after the last day of our fiscal year, more than 500 shareholders of record, in accordance with Section 12(g) of the Exchange Act). As a result, although we are be required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this report, any registration statement, and periodic reports we file hereafter.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Our issuance of common stock upon conversion of debentures and exercise of warrants may depress the price of our common stock.

As of November 24, 2010, we have 4,359,998 shares of common stock issued and outstanding. Pursuant to the Private Placement, we have agreed to issue convertible debentures in the principal amount of up to $3,000,000 convertible into 7,500,000 shares of common stock and warrants to purchase 15,000,000 shares of common stock. The issuance of shares of common stock upon conversion of convertible debentures and exercise of outstanding warrants could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

  FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K/A may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

BUSINESS

Background

Brainy Acquisitions, Inc. (“Brainy Acquisitions”) is a Georgia corporation organized on August 27, 2010. On September 23, 2010, Brainy Acquisitions acquired all of the assets of The Brainy Baby Company, LLC (“Brainy Baby”).  Brainy Baby is a Georgia limited liability company formed on July 30, 2001. Prior to its acquisition of the assets of Brainy Baby, Brainy Acquisitions did not have any significant assets or operations. Brainy Acquisitions acquired the assets of Brainy Baby for a purchase price of $82,500, pursuant to an agreement for the purchase and sale of assets of The Brainy Baby Company, LLC, dated September 23, 2010, between Brainy Acquisitions and Asset Recovery Associates, LLC as assignee for the creditors of The Brainy Baby Company, LLC. Brainy Baby assigned its assets to Asset Recovery Associates, LLC (“ARA”), pursuant to a Deed of Assignment, on September 21, 2010. Pursuant to the Deed of Assignment, all of Brainy Baby’s assets were assigned to ARA, which agreed to administer the assets in accordance with O.C.G.A. § 18-2-40 (discussed below). ARA received a fee of $5,000 pursuant to the Deed of Assignment.

The primary factor that led to the decision to enter into the assignment for the benefit of creditors (hereinafter, “ABC”) was Brainy Baby’s desire to obtain a forgiveness of a considerable portion of the debt which Brainy Baby owed to its senior secured lender, First Citizens Bank, as assignor of Georgian Bank. Brainy Baby had assets which were desirable to third-party investors, including intellectual property, but the investors were not interested in servicing a large amount of antecedent debt. As such, the investors made an offer to purchase the assets at a price equal to approximately 30% of the amount owed to First Citizens Bank. First Citizens Bank conditionally accepted the offer, but was required by the FDIC – with whom it had a loss-share agreement – to transact the offer and compromise as an ABC transaction. (First Citizens Bank had purchased the assets of Georgian Bank out of an FDIC receivership, and in connection with that transaction received a loss-share agreement. The loss-share agreement, the exact terms of which were not disclosed to us, limited the amount that First Citizens Bank could lose on any one debt instrument. Accordingly, the FDIC agreed to step in and honor the difference provided that certain criteria were met.)  Because the ABC was consistent with the transaction contemplated by Brainy Baby and its investor group, Brainy Baby agreed to enter into the ABC transaction.  The investor group loaned the funds (in the form of the purchase of a debenture sold by Brainy Acquisitions (a new entity created expressly for this purpose)) used by Brainy Acquisitions for the purchase of the assets of Brainy Baby.

Asset Recovery Associates, LLC (hereinafter, “ARA”) is the “Assignor” in the ABC, as that term is defined by O.C.G.A. § 18-2-40, et seq, the Georgia statute that creates the framework for the ABC transaction. The Assignor is roughly analogous to a trustee in a bankruptcy case. Its role is to liquidate the assets of the estate, and marshal those assets for the benefit of creditors, as the name implies. In this case, the liquidated value of the assets was actually much lower than the amount of even the first position lien (an initial estimate of the liquidation value of the assets was in the vicinity of $20,000; Brainy Acquisitions paid $82,500). In this instance, ARA liquidated the assets of Brainy Baby, and took those proceeds and applied them to the promissory note held by First Citizens Bank, as assignor of Georgian Bank. As indicated above, First Citizens Bank purchased the assets of Georgian Bank out of an FDIC receivership, and in connection with that transaction received a loss-share agreement. The loss-share agreement, the exact terms of which were not disclosed to us, limited the amount that First Citizens Bank could lose on any one debt instrument. In other words, the FDIC agreed to step in and honor the difference provided that certain criteria were met. ARA did not retain any interest in the assets of Brainy Baby whatsoever.

The only parties to the ABC were ARA, Brainy Baby and Brainy Acquisitions, as outlined above. ARA received a fee for its service of $5,000. ARA retained no interest in the assets of Brainy Baby once they passed to Brainy Acquisitions.

The ABC framework is a creature of statute, namely O.C.G.A. § 18-2-40, et seq. As noted above, the Assignor is roughly analogous to a trustee in a bankruptcy case. Its role is to liquidate the assets of the estate, and marshal those assets for the benefit of creditors, as the name implies. The proceeds are distributed in the same priority as they would in a bankruptcy case, first to secured creditors in order of priority, then to taxing authorities, then to unsecured creditors. The amount of the first-position lien was $345,575.94. Secured debts alone totaled $434,873.70. Brainy Baby tendered, and First Citizens Bank accepted, an offer of $82,500 in full satisfaction of the obligation Brainy Baby owed to First Citizens Bank. Pursuant to statute, all creditors received a notice of the assignment, and were invited to submit a proof of claim. However, as indicated above, just the secured debt represented the full value of the assets of Brainy Baby many times over. As such, the ABC was administered much in the same way a no-asset Chapter 7 case would have been, with the secured creditors receiving all of the proceeds of the sale. The effect of the ABC is that the assets of Brainy Baby were sold, free and clear of all encumbrances, to Brainy Acquisitions. The funds for that purchase came from a bona-fide, arms-length purchaser for value, much as if a trustee liquidated an asset in a bankruptcy case. Accordingly, Brainy Acquisitions has no continuing liability to any of Brainy Baby’s creditors. The Deed of Assignment, the instrument through which the ABC is consummated, was recorded in the Gwinnett County Superior Court Records, Misc. Book 00011, Page 0323. A copy of the Deed of Assignment is filed as Exhibit 10.8 hereto.

Georgia ABC law is identical to federal bankruptcy law, especially as it relates to priority. Accordingly, no part of the transaction could be unwound by a trustee “preference” adversary proceeding, or by any other method available to a trustee in bankruptcy. The purpose of the statute is to provide a state-law alternative to bankruptcy. The statute would have no meaning or effect if it could be unwound with either a voluntary or involuntary bankruptcy petition. Had this transaction been adjudicated through a bankruptcy court rather than an extra-judicial ABC, the secured debts alone totaled $434,873.70, of which $345,575.94 was owed to the senior secured lender First Citizens Bank. A Chapter 7 Trustee would have treated the case as a no-asset case, and granted relief from the stay to allow First Citizens to foreclose its security interest. The nature of the collateral was mostly intangible intellectual property assets. There is no (or at best a limited) market for these assets. There was no real property or equipment (other than office equipment with nominal value) for the bank to foreclose. As such, the assets had virtually no appreciable value as a fungible asset for liquidation. The $82,500 Brainy Acquisitions paid for the assets was considerably more than the bank would have realized had it sold the assets on the open market (accordingly, First Citizens Bank accepted the offer from Brainy Acquisitions, with some deliberation, without even proposing a counter-offer).

The Brainy Brands Company, Inc. (formerly known as Enter Corp.) (the “Company”) is a Delaware corporation formed on November 21, 2007.  On November 24, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Brainy Acquisitions, and the shareholders of Brainy Acquisitions. Pursuant to the Exchange Agreement, which closed on November 24, 2010 (the “Closing Date”), the Company issued 18,749,985 shares of the Company’s common stock to the shareholders of Brainy Acquisitions (the “Acquisition Shares”), representing approximately 57.3% of the Company’s aggregate issued and outstanding common stock following the closing of the Exchange Agreement, in exchange for all of the issued and outstanding capital stock of Brainy Acquisitions.

From November 21, 2007 until the acquisition of Brainy Acquisitions on November 24, 2010, the Company did not have any significant business operations. The Company’s business plan during this period was to use Western know-how and precision farming techniques to grow vegetables and other crops in the former Soviet Republic of Georgia. The Company’s registration statement on Form S-1, pursuant to which 12,300,000 shares of common stock were registered for resale, was declared effective by the Securities and Exchange Commission on April 21, 2010. The offering will be terminated in February 2011. Enter's board approved the transactions resulting in a change in the Company's business to that of Brainy Acquisitions in resolutions effective as of November 24, 2010. Other than as set forth above, current management of the Company is unaware of the factors considered by prior management of Enter that led to the change in Enter’s business, or the dates on which management considered any such factors or determined to change Enter’s business plan and seek a combination with another business. The Company first reported the change in business plan in the Company’s 8-K filed on November 24, 2011.  The first contact between Brainy Baby and Garden State occurred in or around February 2010. The first contact between Brainy Baby or Brainy Acquisitions and Enter or ARA occurred in or around early September 2010.

Brainy Baby had two members, Dennis Fedoruk, who was the managing member and owned a 95% interest in Brainy Baby, and Lee Beitchman, who owned a 5% interest. Mr. Fedoruk currently serves as the Company’s Chief Creative Officer, President and Chairman, and owns 34.3% of the Company’s outstanding common stock. Mr. Beitchman currently owns 2.14% of the Company’s outstanding common stock. Ronda Bush, the Company’s Chief Operations Office, also served as Chief Operations Officer of Brainy Baby. No other current management and/or control person of the Company was associated with Brainy Baby.

Katie Goodman, the sole promoter, control person and member of management of ARA, has not had any relationship with Brainy Baby, Brainy Acquisitions, or the Company (other than the assignment pursuant to the Deed of Assignment) discussed above.

On November 24, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”). Pursuant to the Subscription Agreement, on November 24, 2010, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,806,489 (the “Private Placement”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing March 31, 2011 and upon maturity. Pursuant to the Private Placement, the Company issued to the Investors 10 Class A Warrants and 10 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 7,016,222 Class A Warrants and 7,016,222 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

On September 22, 2010, September 29, 2010, and October 29, 2010, Brainy Acquisitions sold debentures (the “Bridge Debentures”) to FLM Holdings, LLC (“FLM”) in the aggregate principal amount of $500,000. At the closing of the Private Placement on November 24, 2010, FLM accepted Notes in the principal amount of $506,489 in full satisfaction of Brainy Acquisitions’ obligations (including principal and interest) under the Bridge Debentures.

On November 15, 2010, Brainy Acquisitions issued 100 shares of common stock to employees and consultants for services. On November 24, 2010, these shares were exchanged for shares of the Company pursuant to the Exchange Agreement discussed above.

Garden State Securities, Inc. (“Garden State”) provided financial advisory services to Brainy Acquisitions in connection with the issuance of securities by Brainy Acquisitions, the Exchange Agreement, and the Private Placement. Pursuant to a letter agreement, dated November 15, 2010, between Garden State and Brainy Acquisitions, Garden State and its designees were issued 1,500,000 shares of common stock of the Company at a purchase price of $0.001 per share, for providing financial advisory services to us. Pursuant to the letter agreement, Garden State was retained as our non-exclusive financial advisor.  The agreement may be terminated upon 30 days written notice by either party. Garden State further received a right of first refusal for a period of 18 months from November 15, 2010, with respect to securities sales by the Company other than to officers, directors or consultants.

References to “we,” “us,” “our” and similar words refer to the Company, its subsidiary, Brainy Acquisitions, and (prior to September 23, 2010)  to The Brainy Baby Company, LLC, a Georgia limited liability company whose assets were acquired by Brainy Acquisitions on September  23, 2010.  References to “Enter” refer to the Company and its business prior to the reverse acquisition.

We sell over 200 education and entertainment products aimed at children ages 9 months to 5 years including DVD’s, CD’s, books, toys, games, puzzles, and flash cards.

With a global operation and sales through an international network of licensees in 60 countries, licensed broadcasting in 110 countries, distribution channels in China, Asia and Europe, our goal is to become a market leader in preschool education and early childhood development products.

Company History

Brainy Baby branded products have a nine year history of being sold in the US and internationally. Currently, the Brainy Baby brand has been licensed for products including: books, flashcards, toys, games and plush.  Television broadcasts of Brainy Baby episode segments first appeared in 3rd Quarter 2005, via Comcast for the US.

Our Products

We develop, market, license, and sell products for children ages 9 months to 5 years, including DVD’s, books, toys, and games with a focus on making education fun. Our products are designed to be stimulating, entertaining and engaging for even the youngest of children and are meant to be shared between parent and child.

Our Brainy Baby DVDs are comprehensive audio/visual programs that introduce logical and creative concepts to the youngest viewers and basics like ABC's, animals and art to preschoolers. The Bilingual Baby series expose young children to different languages like Spanish, French, Greek, German, Italian, Japanese, Russian, Portuguese, Dutch, Swedish and Hebrew.  Complimentary products such as books, flashcards and toys are designed to reinforce the concepts introduced in the DVD series.

Viewed in millions of homes both domestically and internationally, our programs are broadcast in all major US markets. They are the most commonly requested "baby space" content on video on demand (VOD).  In addition, our Brainy Baby DVD's are seen via broadcast in more than 110 other countries.

Distribution Method

The Company develops certain of its products, in particular its DVD’s and CD’s, while other products sold by the Company, such as books and flashcards, are developed jointly with the manufacturer. The Company purchases the products it sells from the products’ manufacturers and sells the products to distributors, retailers, and directly to consumers through the Company’s website. The Company also licenses DVD’s and CD’s it develops and earns a royalty on sales by the licensee. Such licensing currently accounts for less than 10% of sales.

Go to Market Strategy

Our strategy is to support our existing line of high quality educational toys, media, and activities and develop new product and offerings optimizing new technologies, delivery systems, and advances in early childhood education, such as the following:.

o	Web based Products
o	Mobile based Product
o	Entertainment Content and Programming
o	DVD’s
o	Books, Games, Puzzles, FlashCards
o	Toys specifically designed to support our educational development platform

We will seek to capitalize on recognition of our brand by focusing our energies in the Direct To Consumer Marketing space in addition to strengthening our initiatives in “Big Box” as well as Toy Specialty channel  “brick & mortar” retail channels. The Company will accelerate its current licensing activities, specifically:

Direct To Consumer Sales and Marketing :

o	Direct TV/ Infomercial Marketing
o	Online marketing and e-commerce
o	Mobile/ Smart Phone Apps (Applications)

Retail / Brick & Mortar Specialized Sales Initiatives

o	Big Box (i.e. Walmart, Target et.al.)
o	Medium Size /Smaller Specialty (i.e. Toys R Us, and Local Toy Shops)
o	Mall/ Kiosk Channel

Licensing / Domestic & International

o	Content licensing
o	Brand Licensing
o	Product Licensing

Brainy Baby's DVD and CD content is licensed for localization, duplication and sale in many countries around the globe. Licensees localize or translate the language tracks, applicable video scenes and the DVD cover wraps into the language of the territory.  Through the efforts of our licensees, Brainy Baby is now available in: French, German, Spanish, (Mexican, Castilian and Catalan dialects) German, Italian, Greek, Turkish and Korean which are also available for sale here in the U.S.

Among other creative, design, and marketing agencies that the Company has relationships with, the Company has selected Creative Direct Marketing Group, or CDMG, as its lead direct marketing agency for both its consumer marketing as well as investor relations outreach. As such, CDMG will be responsible for development and execution of a number of marketing initiatives including but not limited to the Company’s: Infomercial development and production, direct mail campaigns and materials development inclusive of brochures, special purpose videos/ DVD’s, magazines, securing spokespeople, Website development, email campaigns, banner and display ad production. The principal terms of all marketing efforts undertaken in conjunction with  CDMG shall be that  all/ each project and initiative will only begin via an initial proposal and work order prepared by CDMG that commits to the specific initiative’s deliverables and the related closed end costs. The Company will review and approve each initiative on a project by project basis.

Market Analysis Summary

There are now three major retail markets: the Mass Market (Wal-Mart, Target, Costco, etc.) the Specialty Market (high end retail stores, department store chains, privately owned toy stores, book stores which sell products not normally found in the Mass Market) and the direct-to-consumer markets or DTC.

The preschool market is expected to continue to grow through year 2025 and beyond, as more than 4.3 million new babies are born annually in the United States.

According to the U.S. Bureau of the Census, there are an estimated 27.9 million children under 11 years of age in 2010. In addition, there are an estimated 4.3 million babies born each year into an environment where parents spend a significant amount of time, money and attention seeking out educational tools to provide the best learning tools for their children. We believe that the trends towards fewer children per household and growth in disposable income will lead to more money being spent on products which parents believe can accelerate the learning potential of their children.

Current market conditions and demographic trends and rising interest in early childhood education combined with the growing market demand for special needs children provides an opportunity to develop a comprehensive Pre-K learning system within the rapidly expanding Educational Brain Development market segment.

Market Segmentation

We believe one of the major reasons for the growth of the preschool DVD market is pure convenience for parents.  When a toddler wants to watch a program, moms need something immediately and moms want their toddlers watching something beneficial, rather than just entertaining.  Preschool children thrive on schedules but they are learning literally every waking moment.  The demand and need for preschool television programming is much greater than the few and inflexible hours a day which public television and cable programs are available.

We believe another reason for the growth of this market is the demand for quality educational products.  Most parents want the very best for their children.  And just as they watch carefully what their children eat, they care as much about watching and controlling their children’s "media diet."  We believe parents prefer DVDs, videos and programs with stronger educational values to help nurture, teach and stimulate their child's brain and social development.

Strategy and Implementation Summary

We will seek to build upon an established yet highly underexploited brand. A segment of our DVD product has been university tested with positive results. Parents have raved about the products through testimonials available publicly on Amazon.com.

The results of a peer reviewed university study which will be published in The Journal for Children and Media validates the effectiveness of the content and teaching methodology used in our videos.

We believe we are well positioned to take our current 200 plus product line and re-launch it on the announcement of scientific data validating our products as superior and effective.

Direct-To-Consumer

Due to the high cost and low return on investment of  national and regional print advertising, trade magazines, and consumer magazines such as American Baby, Parenting, and Child, Brainy Baby will shift to an emphasis on Public Relations and Viral Marketing though, for example, blogs.  The Company has hired Productivity PR, a highly experienced and well connected boutique firm in Los Angeles to construct a high impact but mostly viral based PR initiative.

Suppliers

As noted above, the Company purchases the products it sells from the manufactures and as such relies on a large and diverse number of vendor/manufacturers. Currently we purchase the majority of our books and printed materials from Bendon Publishing International of Ashland Ohio, and the majority of our DVD’s and media products are replicated by Stephen Gould. There are a large number of publishers and replicators, both domestically and internationally, that are able to produce products developed and sold by the Company, and the Company regularly seeks competitive bids for its production needs.

Dependence on one or a few major customers

The Company’s largest customer is BayView Entertainment, LLC of Hackensak, New Jersey. Representing 15% of total sales, Bayview Entertainment, LLC distributes Brainy Baby products, particularly DVD’s, to large scale retailers, the largest being Toys R Us, which accounts for approximately 25% of our current DVD business. We are party to a distribution agreement with BayView Entertainment, LLC, dated March 1, 2010, which has a one-year term and renews automatically for successive one-year terms unless either party notifies the other party of termination with 60 days’ notice.

Competition

Our products compete most directly in the preschool education and entertainment products category, both in the United States and in select international markets. The preschool education and entertainment products category continues to attract new entrants as well as new innovative products, and competition is significant. We believe the principal methods of competition in our industry are performance, features, quality, brand recognition, price and learning content.

Formed in 1997, the Baby Einstein line of products, owned by The Walt Disney Company, is currently the market leader in sales. Other competitors to Brainy Baby include Baby Genius (owned by Pacific Entertainment) and So Smart (the closest competitors by volume); we believe such competitors do not have the resources to maintain market shelf space  There are hundreds of other titles and brands on the market, but mostly single titles with little or no marketing efforts behind them.

We face the challenge of competitors introducing similar products or functionality soon after we introduce our new products or product lines, and these competitors may be able to offer their products at lower prices using cheaper manufacturing or materials, more limited functions, or larger volume. In addition, many of our direct, indirect and potential competitors have significantly longer operating histories, greater brand recognition and substantially greater financial, technical and marketing resources than us. As our competitors seek competitive advantages and differentiation, they are increasing their investments in product research and development and advertising, focusing on global product launches and key distribution channels, expansion of retail shelf space and expansion of products sold through the web.

Our products must also compete for leisure time of children and discretionary spending of parents with other forms of media and entertainment. We design our products to bring fun to learning in order to compete favorably with these outside competitive influences. We believe that the educational content and innovation in our products allows us to compete favorably in these categories as well.

Brainy Baby's approach to competing in this market is to focus mainly on specialty, direct-to-consumer and other unique distribution avenues.

We believe we have the following competitive advantages:

•                  We have in the past been voted #1 in Parent Satisfaction according to Amazon.com. (Because the Amazon.com website is continuously revised, information regarding this is not currently published in a publicly available publication or on a publicly accessible website). We believe this is a competitive advantage in that it shows customer satisfaction with respect to our products compared to those of competitors who have not been voted #1 in Parent Satisfaction.

•                  Nine Year old company pioneered the "baby space" in educational videos. We believe this is a competitive advantage in that such longevity of the Brainy Baby product line shows product acceptance, compared to competitors who have not shown such longevity.

•                  University tested, control group based study validating teaching methodology. We believe this is a competitive advantage in that we are not aware of any competitors having had such validation, and customers will naturally tend to favor products with proven effectiveness.

•                  Our products use real life images while those of competitors use animation. Very young children, lean from real life images, objects, adults and their peers (Sources: http://www.life123.com/parenting/education/math-activities/teaching-children-mathematics.shtml.; http://www.suite101.com/content/math-shapes-are-everywhere-a56076)

•                  More than 75 National and International Awards. We believe this is a competitive advantage in that it is an indication of the quality of our products compared to those of competitors who have not received this many awards.

•                  Our DVDs are 45 minutes, while those of competitors are 25 minutes in length. We believe this is a competitive advantage in that we are offering more content for the same or lower price of competitors, and thus greater value.

Government Regulation

We operate in a highly regulated environment with international, federal, state and local governmental entities regulating many aspects of our business, including products and the importation of products. Regulations with which we must comply include accounting standards, taxation requirements (including changes in applicable income tax rates, new tax laws and revised tax law interpretations), trade restrictions, regulations regarding financial matters, environmental regulations, advertising directed toward children, safety and other administrative and regulatory restrictions. Compliance with these and other laws and regulations could impose additional costs on the conduct of our business.

We are subject to the Consumer Product Safety Act of 1972, as amended by the Consumer Product Safety Improvement Act, or CPSIA, the Federal Hazardous Substances Act, the Flammable Fabrics Act, regulation by the Consumer Product Safety Commission, or CPSC, and other similar federal, state and international rules and regulatory authorities, some of which have conflicting standards and requirements.

Intellectual Property

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us. In particular, we consider the “Brainy Baby” trademark and our related trademarks, which we have registered in the United States and internationally to be valuable to us and will aggressively seek to protect them.

Research and Development

During the years ended December 31, 2009 and 2008, Brainy Baby did not spend any funds on research and development.

Employees

As of the date of the filing of this report, we have 10 employees, all of whom are full-time. We consider our employee relations to be good.

Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

Forward-Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

•	Our ability to raise capital when needed and on acceptable terms and conditions;

•	The intensity of competition; and

•	General economic conditions.

        All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Plan of Operation

Brainy Acquisitions, Inc. was formed on August 27, 2010 under the laws of the state of Georgia and is headquartered in Suwanee, Georgia. The Company engages in the business of selling educational DVDs, books, games, and toys for babies, toddlers and pre-schoolers both domestically and internationally through retailers under licensing agreements, as well as directly to customers primarily via internet sales.

We sell over 200 education and entertainment products aimed at children ages 9 months to 5 years including DVD’s, CD’s, books, toys, games, puzzles, and flash cards.

With a global operation and sales through an international network of licensees in 60 countries, licensed broadcasting in 110 countries, distribution channels in China, Asia and Europe, our goal is to become a market leader in preschool education and early childhood development products.

Results of Operations

The following table sets forth the summary income statement for the nine months ended September 30, 2010 and 2009 (unaudited):

	Nine months ended
	September 30, 2010	September 30, 2009
Total revenues, net of discount	$341,295	$1,034,114
Gross Profit	$254,706	$825,406
Selling, general and administrative expenses	$(824,677)	$(680,258)
Depreciation and amortization	$(60,583)	$(62,803)
Gain on extinguishment of debt	$2,277,338	$-
Total other income and expenses	$(91,545)	$(68,485)
Net income	$1,555,239	$13,860
Net Income per Share – Basic and Diluted	$24,301	$218

For the nine months ended September 30, 2010 and 2009, the Company reported net income of $1,555,239, or $24,301 per share and net income of $13,860 or $218 per share, respectively. The increase in net income between the nine months ended September 30, 2010 and 2009 was primarily attributable to following significant events:

•
During the nine months ended September 30, 2010 as compared to the comparable nine months ended September 30, 2009, the Company’s sales declined considerably as the management team was focused on a reorganization and recapitalization of the entity.  Due to the small number of management personnel, considerable time and effort was shifted from the selling process toward the reorganization and recapitalization process.  As a result, sales decreased significantly.

•	Gross profit decreased primarily in line with the decrease in sales.

•
Selling, general and administrative expenses increased by approximately $164,000, primarily due to professional fees associated with the Company’s pending transacitons, the review and execution of the Agreement for the Purchase and Sale of Assets of The Brainy Baby Company, LLC, and costs associated with preparing for the Share Exchange Agreement with Enter Corp.

•	The Company recognized a gain on extinguishment of debt in the amount of $2,277,338, as a result of the Assignment for the Benefit of Creditors.

•
The Company purchased substantially all of the assets of The Brainy Baby Company, LLC through a transaction known under Georgia Law as an Assignment for the Benefit of Creditors.   In conjunction with this transaction, Brainy Baby executed a Deed of Assignment with Asset Recovery Associates, LLC (“ARA”), whereby all of the assets of Brainy Baby, including, but not limited to, all personal property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, trade names, goodwill, contracts, claims and demands belonging to Brainy Baby, books, records, books of account, judgments, liens, and mortgages held or owned by Brainy Baby, were assigned to ARA and subsequently sold to the Company.

•
The Company accounted for the above noted transaction as a reorganization and a recapitalization of the LLC utilizing the carryover basis of accounting.  All carrying values of assets were carried forward and recorded on the Company’s books.  Members' equity of the LLC was retrospectively recasted to reflect such reorganization and recapitalization.

The following table sets forth the summary income statement for the years ended December 31, 2009 and 2008:

	Year ended
	December 31, 2009 (Audited)	December 31, 2008 (Audited)
Total revenues, net of discounts	$1,339,332	$1,570,253
Gross Profit	$1,080,550	$1,268,294
Selling, general and administrative expenses	$(962,077)	$(1,379,722)
Depreciation and amortization	$(83,738)	$(103,498)
Total other income and expenses	$(92,053)	$(84,130)
Net loss	$(57,318)	$(299,056)

For the year ended December 31, 2009 and 2008, the Company reported a net loss of ($57,318), and ($299,056), respectively. The decrease in net loss between the year ended December 31, 2009 and 2008 was primarily attributable to following significant events:
•
During the year ended December 31, 2009, the Company’s working capital deficit forced management to operate the company with a much lower operating budget as compared to the comparable period ended December 31, 2008,

•	As a result, sales decreased by approximately 15% due to a diminishing marketing budget,
•	The company lowered salaries and wages and the overall operating budget to manage the working capital shortfall,

Liquidity

As shown in the accompanying financial statements, the Company had net income of $1,555,239 for the nine months ended September 30, 2010 and as of that date, the Company’s current liabilities exceeded its current assets by approximately $258,000. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management plans to address this concern by doing the following:

•	Raising additional capital through equity and debt financings;

•	Adding strategic distribution and new product offerings sales which is expected to occur during 2011

•	Continuing to increase brand awareness for the Company’s product lines.

The ability of the Company to continue as a going concern is dependent on its ability to do all or most of the above listed steps. As illustrated above, the Company has already been successful in setting its plan in action and looks forward to further progress as the year progresses.

On November 24, 2010, we sold Notes in the aggregate principal of $2,806,489 (discussed below). Proceeds from the sale of the Notes will be applied to the company’s product development, marketing and sales, and operational needs. The company will refresh and redesign its DVD product line, develop and integrate new lines of toys, games, and puzzles, as well as develop and introduce educational electronic toys. The company will re-launch and support its product offerings via direct to consumer infomercial campaigns, social marketing, and conventional advertising as well as a presence in major industry trade shows. Additionally, the company will assemble and support a nationally directed broker sales presence to present our products to mass market and specialty retailer channels.

Funds will be applied against a number of initiatives and in market tests with the intention of redeploying initial budgeted allocations toward the support of the Company’s validated and successful efforts. Anticipated use of funds:

Product Development
o Web based Products	$50,000
o Mobile based Product	$80,000
o Entertainment Content and Programming	$50,000
o DVD’s	$70,000
o Books, Games, Puzzles, FlashCards	$25,000
o Toys specifically designed to support our educational development platform	$450,000

Direct To Consumer Sales and Marketing:

o Direct TV/ Infomercial Marketing	$300,000
o Online marketing and e-commerce	$230,000

Retail / Brick & Mortar Specialized Sales Initiatives:
o Big Box (i.e. Walmart, Target et.al.)	$100,000
o Medium Size /Smaller Specialty (i.e. Toys R Us, and Local Toy Shops)	$150,000
o Mall/ Kiosk Channel	$150,000

Licensing / Domestic & International
o Content licensing	$ 80,000

Finance development Fees:	$ 260,000

G&A:	$225,000

Pursuant to an escrow agreement (discussed below), $900,000 of the money deposited in escrow in connection with the purchase of the notes will be used for services rendered by Creative Direct Marketing Group (CDMG) to implement and manage a direct mail correspondence program for the Company.  As such, CDMG will be responsible for development and execution of a number of marketing initiatives including but not limited to the Company’s: Infomercial development and production, direct mail campaigns and materials development inclusive of brochures, special purpose videos/ DVD’s, magazines, securing spokespeople, Website development, email campaigns, banner and display ad production. The principal terms of all marketing efforts undertaken in conjunction with  CDMG shall be that  all/ each project and initiative will only begin via an initial proposal and work order prepared by CDMG that commits to the specific initiative’s deliverables and the related closed end costs. The Company will review and approve each initiative on a project by project basis.

Financing Transactions

We have financed our operations since inception primarily through equity and debt financings.  We have entered into two financing transactions during such period and are continuing to seek other financing initiatives. We will need to raise additional capital to meet our working capital needs, and to execute our business strategy. Such capital is expected to come from convertible debt securities and the sale of our common stock. No assurances can be given that such financing will be available in sufficient amounts or at all.

On November 24, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”). Pursuant to the Subscription Agreement, on November 24, 2010, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,806,489 (the “Private Placement”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing March 31, 2011 and upon maturity. Pursuant to the Private Placement, the Company issued to the Investors 10 Class A Warrants and 10 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 7,016,222 Class A Warrants and 7,016,222 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

Pursuant to an escrow agreement entered into between the Company, the Investors, and Grushko & Mittman, P.C., as escrow agent, $900,000 from the sale of the Notes will continue to be held in escrow following the closing of the Private Placement in a non-interest bearing account and released to the Company or on the Company’s behalf not more frequently than one time each ten days.  A request for release must be made in writing to the Escrow Agent and Collateral Agent.  The request must include a copy of unanimously adopted resolutions of the board of directors of the Company certified by the secretary of the Company and the Company’s chief financial officer that (i) the Company is requesting a release of funds and the details thereof including the amount, purposes, and wire delivery instructions, (ii) that such requested funds are for reimbursement of funds which were timely employed in conformity in all material respects with the use of proceeds set forth on Schedule 9(e) to the Subscription Agreement under the heading “Use of Proceeds to be Reimbursed After Closing”, and (iii) an Event of Default, or an event that with the giving of notice or the passage of time could become an Event of Default, has not occurred.  The Company must provide to Collateral Agent reasonably satisfactory proof that the funds for which reimbursement is sought had been used for the purposes described in part (ii) of the previous sentence.  The Escrow Agent may not release any funds if an objection to such release has been made by Collateral Agent.  Deviations from Schedule 9(e) to the Subscription Agreement may be made subject to the written approval of the Collateral Agent.  Schedule 9(e) contemplates that $900,000 will be used for public relations and investor relations services rendered by a direct marketing firm under the Company’s direction to implement and manage a direct mail correspondence program.  The Company believes that this program will be beneficial for its business and keeping its shareholders apprised of its progress.  Unless postponed by the Company and Collateral Agent, any funds retained in escrow on the nine month anniversary of the Closing Date will be released to Subscribers requesting such release in proportion to the relative amount of Note principal held by all Subscribers as of such nine month anniversary date.  Upon release to the Subscribers, such sums shall be applied against amounts outstanding on the Notes in the manner set forth in the Notes.

On September 22, 2010, September 29, 2010, and October 29, 2010, we sold debentures (the “Bridge Debentures”) to FLM Holdings, LLC (“FLM”) in the principal amounts of $110,000, $190,000 and $200,000 respectively. At the closing of the Private Placement on November 24, 2010, FLM accepted Notes in the principal amount of $506,489 in full satisfaction of our obligations (including principal and interest) under the Bridge Debentures, in accordance with a change in control clause of the Bridge Debentures.

Liquidity and Capital Resources

The following table summarizes total current assets, liabilities and working capital at September 30, 2010 compared to December 31, 2009.

	September 30, 2010 (unaudited)	December 31, 2009 (audited)	Increase/ (Decrease)
Current Assets	$422,207	$178,063	$244,144
Current Liabilities	$680,227	$2,110,626	$1,430,399
Working Capital Deficit	$(258,020)	$(1,932,563)	$(1,674,543)

As of September 30, 2010, we had a working capital deficit of $258,020 as compared to a working capital deficit of $1,932,563 as of December 31, 2009, a decrease of $1,674,543.  The deficit as of September 30, 2009 is primarily comprised of the excess of the Company’s current notes payable and deferred revenue as compared to the Company’s cash, accounts receivable and inventory on hand.  The working capital deficit decreased significantly due to the Assignment for the Benefit of Creditors transaction in which the Company successfully recognized a significant gain from debt forgiveness of $2,277,338.
Net cash used for operating activities for nine months ended September 30, 2010 was $190,932. The net income for the nine months ended September 30, 2010 was $1,555,239.

Net cash provided through all financing activities for the nine months ended September 30, 2010 was $358,721.

Management anticipates being able to fund the Company’s foreseeable liquidity requirements through the financing it will continue to obtain during the rest of 2011. However, the Company can give no assurances that any additional financing will be available. The Company continues to explore potential expansion opportunities in the industry in order to boost sales, while leveraging distribution systems to consolidate lower costs.  We expect that our operations will require approximately $110,000 per month for the next twelve months. We do not have sufficient cash reserves for the next twelve months and we plan to seek additional capital from the issuance of our debt or equity instruments.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s consolidated financial position or results of operations.

Critical Accounting Policies and Estimates

We have identified critical accounting principles that affect our condensed consolidated financial statements by considering accounting policies that involve the most complex or subjective decisions or assessments as well as considering newly adopted accounting principles.  They are:

Reorganization and Recapitalization – The Company accounted for the Agreement for the Purchase and Sale of Assets of The Brainy Baby Company, LLC. as a recapitalization and reorganization. Brainy Acquisitions did not have any operations and majority-voting control was transferred to Brainy Baby, LLC. shortly after the transaction and it was deemed the accounting acquirer, while Brainy Acquisitions was deemed the legal acquirer. The historical financial statements of the Company are those of Brainy Baby, LLC, and of the consolidated entities from the date of merger, and subsequent.

Since the transaction is considered a recapitalization and reorganization, the presentation of pro-forma financial information was not required.

Pursuant to S.E.C. Regulation S-X, Rule 11-01(d) and EITF No. 98-3, “Determining Whether a Nonmonetary Transaction Involves the Receipt of Productive Assets or of a Business”, it was determined that the acquisition of Brainy Baby, LLC represented the acquisition of a business.  The transferred set of assets contained all of the necessary inputs, processes and outputs to conduct normal operations, including the ability to sustain a revenue stream.

Use of Estimates, Going Concern Consideration – The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.  Among the estimates we have made in the preparation of the financial statements is an estimate of our projected revenues, expenses and cash flows in making the disclosures about our liquidity in this report.  As an early stage company, many variables may affect our estimates of cash flows that could materially alter our view of our liquidity and capital requirements as our business develops.  Our financial statements have been prepared assuming we are a “going concern”.  No adjustment has been made in the financial statements which could result should we be unable to continue as a going concern.

Long-Lived Assets such as property and equipment and definite-lived intangible assets (DVD or CD master production copies, or "masters") are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized in the amount that the carrying amount of the asset exceeds its fair value.  Fair value is determined based on discounted future net cash flows associated with the use of the asset.

Indefinite-Lived Intangible Assets are recorded at cost and consist of domestic and foreign trademarks.  Trademarks are not amortized since they have indefinite lives, but instead are reviewed annually for impairment. Costs to renew trademarks and costs to update masters are expensed as incurred.

Revenue Recognition - The Company follows the guidance of the Securities and Exchange Commission’s Staff Accounting Bulletin No. 104 for revenue recognition and records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no stated right of return for products.  Sales are recognized upon shipment of products to customers.

The Company enters into licensing agreements whereby the licensee agrees to pay a percentage of net sales of the licensed products.  Most of the agreements require the licensee to pay guaranteed minimum royalty payments upon entering into the agreement.  Advanced royalty payments associated with these agreements are recorded as deferred revenue and royalties are recognized as revenue as licensees sell the licensed products.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Item 3.  Properties

Our principal executive offices are located at 460 Brogdon Road, Suite 400, Suwanee, GA 30024. Our lease commenced in March 2007 and has a seven year term. Our current monthly rent is $4,688 and we $915 monthly for common area maintenance.

Item 4.  Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of January 31, 2011 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Dennis Fedoruk	11,224,995	34.3%
Ronda Bush	3,000,000(3)	9.2%
John Benfield	2,499,998	7.6%
Tony Erwin	249,998	*
Derek Schwerzler	50,003	*
All officers and directors as a group	17,024,994	52.1%

* Less than 1%

(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Brainy Acquisitions, Inc., 460 Brogdon Road, Suite 400, Suwanee, GA. 30024.
(2)
Applicable percentage ownership is based on 32,699,992 shares of common stock outstanding as of January 31, , 2011 together with securities exercisable or convertible into shares of common stock within 60 days of January 31, 2011 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of January 31, 2011 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 999,998 shares held by Ronda Bush’s husband.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors following the acquisition of Brainy Acquisitions.

Name	Age	Position

John P. Benfield	60	Chief Executive Officer and Director

Ronda Bush	50	Chief Operations Officer

Dennis Fedoruk	56	Chairman, President, Chief Creative Officer

Tony Erwin	42	Director

Derek Schwerzler	34	Director

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the Board of Directors.   The Board of Directors does not have any committees. To date, no amount has been paid to a director for the services of such individual on the Board.

Background of Executive Officers and Directors

John P. Benfield, Chief Executive Officer and Director

John P. Benfield has been Chief Executive Officer of the Company since November 24, 2010. Since June 2008, Mr. Benfield has been Founder and Managing Partner of Wall & Madison Media, LLC, a marketing strategies firm. From August 2006 to May 2008, Mr. Benfield was CEO Direct Marketing Services of Next Jump Inc. From March 1995 to July 2006 Mr. Benfield was Chairman and Chief Executive Officer of Coactive Marketing Group, Inc. Mr. Benfield was President of Spar Marketing Services Group, Inc from February 1992 to February 1995 and President of R.G. Meadows, Inc. from February 1988 to January 1992 (both companies were predecessors to Coactive Marketing Group, Inc.). Mr. Benfield began his career at The Colgate Palmolive Company in 1973 and held a number of positions there from 1973 through 1988 when he left the company as Director of New Business- Colgate.

Mr. Benfield is recognized for his ability to identify growth and revenue stream opportunities, effectively align resources and execute. Mr. Benfield has proven success with start- ups, turnarounds, M&A, and growth business environments; he is a senior executive experienced with  public environment  GAAP and Sarbox compliance management. Mr. Benfield received his BA from State University College of New York and his MBA from Adelphi University.Mr. Benfield’s marketing, sales, and business management knowledge and experience led to the conclusion that Mr. Benfield should serve on the Board of Directors, given the Company’s business and structure.

Ronda Bush, Chief Operations Officer

Ronda Bush has been the Company’s  Chief Operations Officer since November 24, 2010, and served as Brainy Baby’s Chief Operations Officer from its formation in 2001.

Ms. Bush spent several years in the banking industry before forming Fiscal Integrity, a company which provided accounting services to small, growing businesses.  One of the many clients Ms. Bush served was a business for Dennis Fedoruk.  This launched an 18 year business relationship servicing all business aspects for Mr. Fedoruk, in which her responsibilities included purchasing, operations, accounting and contract negotiations.

Tony Erwin, Director

Tony Erwin has been a director of the Company since November 24, 2010.

Since June 2010, Mr. Erwin has been LAN Systems Engineer at Barcode Communications. From April 2008 to June 2010, Mr. Erwin was President and owner of Skyrocket Financial Solutions LLC, which provides business consulting and finance solutions. Mr. Erwin has worked extensively with manufacturers, technology companies and traditional businesses providing advice, direction, access to capital, creative cash flow solutions as well as sources for equipment financing.

From September 1997 to April 2008 Mr. Erwin was Systems Engineer for Silicon Valley based Foundry Networks where he sold and installed products to NASA, the military, universities, service providers, financial institutions and other ancillary markets.

Mr. Erwin sits on the Gwinnett Technology Council for the Gwinnett Chamber of Commerce and is on the sub-committee for the Advanced Technology Development Center's expansion into the north-metro Atlanta area. He is a member of the National Funding Association (NFA ) and is pursuing the designation as a Charted Financial Analyst (CFA ). Mr. Erwin received his Bachelor’s degree in business finance with honors, from the University of Phoenix and is an active Angel investor in the Atlanta area where he serves as the chairman of the membership committee of the Network of Business Angels and Investors (NBAI) Atlanta chapter.

Mr. Erwin’s experience providing business consulting and finance solutions led to the conclusion that Mr. Erwin should serve on the Board of Directors, given the Company’s business and structure.

Dennis Fedoruk, Chief Creative Officer and Chairman

Dennis Fedoruk has been Chief Creative Officer, President and Chairman of the Company since November 24, 2010. Mr. Fedoruk is the founder of Brainy Baby. Dennis Fedoruk launched his business career in his hometown of Detroit, MI.  After obtaining his BFA from The Center from Creative Studies in Detroit, he quickly became a true entrepreneur in multiple businesses that has now spanned more than 30 years.

After moving to Atlanta GA, Mr. Fedoruk continued his business endeavors and worked with Fortune 500 companies such as The Discovery Channel, Delta Air Lines, Coca-Cola USA, IBM and ABC News.  In 1995, Mr. Fedoruk  created the Brainy Baby brand, which led to the formation of The Brainy Baby Company, LLC in 2001. Mr. Fedoruk has grown the company to more than 200 products sold in more than 70 counties world-wide.

Mr. Fedoruk’s experience as founder and managing member of Brainy Baby led to the conclusion that Mr. Fedoruk should serve on the Board of Directors, given the Company’s business and structure.

Derek Schwerzler, Director

Derek Schwerzler has been a director of the Company since November 24, 2010.  Since January 2000 Mr. Schwerzler has been President of Presidential Packaging.  From January 2005 to July 2010 Mr. Schwerzler was also owner/partner of BatteryKits.com.

Mr. Schwerzler's business management experience led to the conclusion that Mr. Schwerzler should serve on the Board of Directors, given the Company's business and structure.

Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the board of directors.   The Board of Directors does not have any committees. To date, no amount has been paid to a director for the services of such individual on the Board.

 Board Leadership Structure and Role in Risk Oversight

Due to the small size and early stage of the Company, we have not adopted a formal policy on whether the Chairman and Chief Executive  Officer positions should be separate or combined. These roles are currently separated, with Mr. Benfield serving as Chief Executive Officer and Mr. Fedoruk as Chairman.

            Our board of directors is primarily responsible for overseeing our risk management processes on behalf of our board of directors.  The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Item 6.  Executive Compensation

The following table sets forth all compensation paid in respect of Brainy Baby’s principal executive officer and those individuals who received compensation in excess of $100,000 per year for our last two completed fiscal years. No other officer of Brainy Baby received compensation in excess of $100,000 for either of our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Dennis Fedoruk , Managing Member, Brainy Baby	2009	89,612	-	-	-	-	-	-	$89,612
	2008	157,853	-	-	-	-	-	-	$157,853

During the years ended December 31, 2009 and 2008, Enter did not pay any compensation to its executive officers or directors except for the issuance of 3,000,0000 shares valued at $8,000, to its Secretary and Director, Nahman Morgenstern, on February 4, 2008, in consideration of services rendered, introducing Mr. Ayalon to business people in Georgia and to Israeli farming experts who were familiar with Georgian farming. These experts gave advice to Mr. Ayalon without being compensated.

Employment Agreements

The Company is party to employment agreements with John Benfield, Dennis Fedoruk, and Ronda Bush, each dated November 24, 2010.

Pursuant to our employment agreement with John Benfield (the “Benfield Agreement”), Mr. Benfield serves as our Chief Executive Officer. We issued Mr. Benfield 13.33 shares of common stock of Brainy Acquisitions, which, pursuant to the Exchange Agreement, were exchanged for 333,333 shares of common stock of the Company.  Mr. Benfield receives an annual base salary of $1. The Benfield Agreement may be terminated by either party upon 90 days written notice. Mr. Benfield also receives compensation in connection with our agreement with Wall & Madison, LLC. See “Certain Relationships and Related Transactions.”

Pursuant to our employment agreement with Dennis Fedoruk (the “Fedoruk Agreement”), Mr. Fedoruk serves as our Chief Creative Officer and President. We issued Mr. Fedoruk 59.88 of common stock of Brainy Acquisitions, which, pursuant to the Exchange Agreement, were exchanged for 1,496,666 shares of common stock of the Company. We agreed to pay Mr. Fedoruk an initial base salary of $120,000, which may be increased annually in the Company’s discretion. We also agreed to issue Mr. Fedoruk 400,000 shares of common stock of the Company nine months from the date of the Fedoruk Agreement, and an additional 346,667 shares of common stock nine months from the date of Fedoruk Agreement (subject to adjustment in the event of stock splits or stock dividends, including the Company’s anticipated 7.5 to 1 forward stock split in the form of a stock dividend). The Fedoruk Agreement may be terminated by either party upon 90 days written notice. The Fedoruk Agreement has a term of three years, and renews automatically for successive terms of one year at Mr. Fedoruk’s discretion. If we terminate the agreement without Cause (as defined therein), Mr. Fedoruk will be entitled to compensation for the remaining term plus twelve months’ salary and continuing benefits for a period of two years.

Pursuant to our employment agreement with Ronda Bush (the “Bush Agreement”), Ms. Bush serves as our Chief Operations Officer. We issued Ms. Bush 10.67 of common stock of Brainy Acquisitions, which, pursuant to the Exchange Agreement, was exchanged for 266,667 shares of common stock of the Company. We agreed to pay Ms. Bush an initial base salary of $96,000, which may be increased annually in the Company’s discretion. The Bush Agreement may be terminated by either party upon 90 days written notice. The Bush Agreement has a term of three years, and renews automatically for successive terms of one year at Ms. Bush’s discretion. If we terminate the agreement without Cause (as defined therein), Ms. Bush will be entitled to compensation for the remaining term plus twelve months’ salary and continuing benefits for a period of two years.

Outstanding Equity Awards at Fiscal Year-End

We had no outstanding equity awards as of December 31, 2009.

Director Compensation

No director of Brainy Baby or Enter received any compensation for services as director for the year ended December 31, 2009.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

On January 31, 2008, Enter issued 37,500,000 shares of common stock to Itzhak Ayalon, its President, CEO, Treasurer and director at that time, in consideration of $100,000.

On February 4, 2008 Enter issued 3,000,000 shares of our common stock to Nahman Natan Morgenstern, its Secretary and Director in consideration of services rendered, which were determined by our Board of Directors to have a value of $8,000.

On November 15, 2010, we entered into a letter of agreement with Wall & Madison, LLC (“Wall”), pursuant to which we retained Wall to provide marketing, consulting and related services, for a monthly fee of $12,000. The agreement has a term of 18 months after which it shall renew automatically for successive monthly terms unless mutually renegotiated or terminated by either party at any time upon sixty days written notice. John Benfield, the Company’s chief executive officer, is the managing partner of Wall .

On November 24, 2010, the Company entered into separation agreements with Itzhak Ayalon and Nahman Morgenstern, pursuant to which the Company purchased from Mr. Ayalon and Mr. Morgenstern an aggregate of 40,500,000 of the Company’s common stock, for a purchase price of $100,000.  Mr. Ayalon was the Company’s President, Chief Executive Officer, Treasurer and Director. Mr. Morgenstern was the Company’s Secretary and Director.

In 2009 and 2008, Lee  Beitchman, a member of Brainy Baby with a 5% membership interest in Brainy Baby, provided legal services to Brainy Baby for which the Company incurred $8,015 and $32,736 in legal fees, respectively.

On December 31, 2007, Dennis Fedoruk, who was managing member of  Brainy Baby, borrowed $250,000 from Brainy Baby. The loan is unsecured and payments are made periodically at the option of the payee. $57,024 and $260,000, including interest accrued at 4% per year, are outstanding of December 31, 2009 and 2008, respectively.

On December 21, 2009, Brainy Baby borrowed $8,000 from Dennis Fedoruk’s father . The loan is unsecured, non-interest bearing and due on demand. $8,000 was outstanding as of December 31, 2009.

The promoter of Brainy Acquisitions was Dennis Fedoruk, in connection with which Mr. Fedoruk was issued 59.88 shares of common stock of Brainy Acquisitions for services provided to Brainy Acquisitions (for whom Mr. Fedoruk serves as President, Chairman and Chief Creative Officer). (These 59.88 shares were exchanged for 11,224,995 shares of common stock of the Company pursuant to the share exchange agreement, dated November 24, 2010, among the Company, Brainy Acquisitions, and the shareholders of Brainy Acquisitions.)

On September 23, 2010, Brainy Acquisitions acquired all of the assets of The Brainy Baby Company, for a purchase price of $82,500, pursuant to an agreement for the purchase and sale of assets of The Brainy Baby Company, LLC, dated September 23, 2010, between Brainy Acquisitions and Asset Recovery Associates, LLC as assignee for the creditors of The Brainy Baby Company, LLC (the “Purchase Agreement”). Brainy Baby assigned its assets to Asset Recovery Associates, LLC, pursuant to a Deed of Assignment, on September 21, 2010.   The assets purchased by Brainy Brands were valued at $82,500 based on the cost to Brainy Acquisitions of the assets. See the discussion of the assignment and asset purchase on page 10.

Director Independence

Derek Schwerzler is independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock is eligible for quotation on the OTC Bulletin Board under the symbol “TBBC.” There has been minimal reported trading to date in the Company’s common stock.

As of January 31, 2011, there were approximately 46 holders of record of the Company’s common stock.

As of January 31, 2011, we had the following shares reserved for issuance:

7,016,223 shares issuable upon conversion of convertible notes in the aggregate principal amount of $2,806,489 at a conversion price of $0.40.
7,016,222 shares of common stock issuable upon exercise of Class A Warrants at an exercise price of $0.60.
7,016,222 shares of common stock issuable upon exercise of Class B Warrants at an exercise price of $1.20.

As of January 31, 2011: (i) 21,048,667 shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock; (ii) 0 shares of common stock can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, and (iii) 0 shares of common stock are being, or has been publicly proposed to be, publicly offered by the Company.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2009, we did not have any equity compensation plan.

Item 10.  Recent Sales of Unregistered Securities

See Item 1.01.

On January 31, 2008, Enter issued 37,500,000 shares of our common stock to Itzhak Ayalon, its President, CEO, Treasurer and Director at that time, in consideration of $100,000.

On February 4, 2008, Enter issued 3,000,000 shares of common stock to Nahman Morgenstern, its Secretary and Director in consideration of services rendered, which were determined by our Board of Directors to have a value of $8,000.

The shares that were issued to each of Mr. Ayalon and Mr. Morgenstern were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.

In March through August of 2008, Enter issued 12,300,000 shares of common stock to 41 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The aggregate consideration paid for such shares was $41,000. All investors in such private placement were non-US persons (as defined under SEC Regulations). The Company provided all investors with a subscription agreement and the shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Regulation S promulgated by the Securities and Exchange Commission.

On September 22, 2010, Brainy Acquisitions sold a promissory note in the principal amount of $110,000 to an accredited investor. Brainy Acquisitions relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On September 29, 2010, Brainy Acquisitions sold a promissory note in the principal amount of $190,000 to an accredited investor. Brainy Acquisitions relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On October 29, 2010, Brainy Acquisitions sold a promissory note in the principal amount of $200,000 to an accredited investor. Brainy Acquisitions relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On November 15, 2010, Brainy Acquisitions issued 100 shares of common stock to employees and consultants for services. Brainy Acquisitions relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On November 24, 2010, the Company issued 18,749,985 shares of the Company’s common stock to the shareholders of Brainy Acquisitions in exchange for all of the issued and outstanding capital stock of Brainy Acquisitions.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

On November 24, 2010, the Company issued and sold to accredited investors convertible notes (with a conversion price of $0.40) in the aggregate principal amount of $2,806,489, and an aggregate of 7,016,222 Class A Warrants (with an exercise price of $0.60) and 7,016,222 Class B Warrants (with an exercise price of $1.20).

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

On November 24, 2010, the Company issued 1,500,000 shares of common stock to Garden State Securities, Inc. and its designees for a purchase price of $0.001 per share. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

On November 24, 2010, the Company issued 150,000 shares of common stock to Sichenzia Ross Friedman Ference LLP for legal services. The Company relied on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 11.  Description of Registrant’s Securities to be Registered

The Company’s authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.0001 per share.  As of November 24, 2010, there were 4,359,998 shares of the Company’s common stock issued and outstanding that are held by approximately 61 stockholders of record.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.  Indemnification of Directors and Officers

The Company’s certificate of incorporation and by-laws contains certain provisions permitted under Delaware General Corporation Law relating to the liability of directors. The provisions eliminate a director’s liability for monetary damages for a breach of fiduciary duty, except in certain circumstances where such liability may not be eliminated under applicable law. Further, the Company’s certificate of incorporation and by-laws contain provisions to indemnify the Company’s directors and officers to the fullest extent permitted by Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 13.  Financial Statements and Supplementary Data

Reference is made to the filings by Enter on Form 10-Q for Enter’s financial statements.

The financial statements of Brainy Acquisitions and Brainy Baby begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 4.01 Change in Registrant’s Certifying Accountant.

Effective November 24, 2010, the Board of Directors of the Company dismissed Alan Weinberg CPA (“Weinberg”) as its independent registered accounting firm and engaged Habif, Arogeti & Wynne, LLP  (“Habif”) to serve as its independent registered accounting firm. Habif is the independent registered accounting firm for Brainy Baby, and its report on the financial statements of Brainy Baby at December 31, 2009 and 2008 and for the two years in the period then ended is included in this current report on Form 8-K/A. Prior to engaging Habif, the Company did not consult with Habif regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested Weinberg to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company will file such letter by amendment to this 8-K/A.

The Company’s financial statements at December 31, 2009 and 2008 and for the years then ended were audited by Weinberg. The audit report of Weinberg included a going-concern qualification.  There were no disagreements with Weinberg during the years ended December 31, 2009 and 2008 or during the period subsequent to December 31, 2009 on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 5.01 Changes in Control of Registrant.

See Item 2.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.06  Change in Shell Company Status.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of Brainy Acquisitions and Brainy Baby, are included following the signature page.

(b) Pro forma financial information. Not applicable.

(c) Shell Company Transactions. See (a) and (b) of this Item 9.01.

(d) Exhibits

Exhibit Number	Description
10.1	Share Exchange Agreement, dated November 24, 2010, between the Company, Brainy Acquisitions, and the shareholders of Brainy Acquisitions (previously field)
10.2	Subscription Agreement, dated November 24, 2010, between the Company and the Investors
10.3	Subsidiary Guarantee, dated November 24, 2010, between Brainy Acquisitions and the Collateral Agent named therein
10.4	Security Agreement, dated November 24, 2010, between the Company, Brainy Acquisitions, and the Investors (previously field)
10.5	Form of Note (previously filed)
10.6	Form of Warrant (previously filed)
10.7	Escrow Agreement, dated November 24, 2010, among Enter Corp., the subscribers listed on Schedule I thereto, and Grushko & Mittman, P.C.
10.8	Deed of Assignment, dated September 24, 2010, between Brainy Baby and Asset Recovery Associates, LLC
10.9
Agreement for the Purchase and Sale of Assets of The Brainy Baby Company, LLC, dated September 23, 2010, between Asset Recovery Associates, as assignee for the creditors of Brainy Baby, and Brainy Acquisitions (previously filed)

10.10	Letter of Agreement, dated November 15, 2010, between Brainy Acquisitions and Wall & Madison LLC (previously field)
10.11	Distribution Agreement, dated March 1, 2010, between Brainy Baby and BayView Entertainment
10.12	Suwanee Center Standard Multi-Tenant Lease, dated March 27, 2007, between Brogdon Place II, LLC and Brainy Baby
10.13	Employment Agreement, dated November 24, 2010, among Enter Corp., Brainy Acquisitions and John Benfield (previously filed)
10.14	Employment Agreement, dated November 24, 2010, among Enter Corp., Brainy Acquisitions and Dennis Fedoruk (previously filed)
10.15	Employment Agreement, dated November 24, 2010, among Enter Corp., Brainy Acquisitions and Ronda Bush (previously filed)
10.16	Letter agreement, dated November 15, 2010, between Brainy Acquisitions and Garden State Securities, Inc. (previously filed)
10.17	Securities Purchase Agreement, dated September 22, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously filed)
10.18	Debenture, dated September 22, 2010 (previously filed)
10.19	Security Agreement, dated September 22, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously filed)
10.20	Second Securities Purchase Agreement, dated September 29, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously filed)
10.21	Debenture, dated September 29, 2010 (previously filed)
10.22	Amended and Restated Security Agreement, dated September 29, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously filed)
10.23	Third Securities Purchase Agreement, dated October 29, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously field)
10.24	Debenture, dated October 29, 2010 (previously filed)
10.25	Second Amended and Restated Security Agreement, dated October 29, 2010, between Brainy Acquisitions and FLM Holdings LLC (previously filed)
10.26	Separation Agreement, dated November 24, 2010, among Enter Corp., Brainy Acquisitions and Itzhak Ayalon (previously filed)
10.27	Separation Agreement, dated November 24, 2010, among Enter Corp., Brainy Acquisitions and Nahman Morgan Stein (previously field)
99.1	PowerPoint presentation provided to Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTER CORP.

Dated: February 22, 2011	By:	/s/ John Benfield
Name: John Benfield
Title: Chief Executive Officer

BRAINY ACQUISITIONS, INC.

 FINANCIAL STATEMENTS
 SEPTEMBER 30, 2010

(Unaudited)

BRAINY ACQUISITIONS, INC.

TABLE OF CONTENTS

PAGE
Financial statements:
Balance sheet	F-1

Statements of operations	F-2

Statements of cash flows	F-3

Statement of stockholders’ equity (deficit)	F-4

Notes to financial statements	F-5 - F-14

BRAINY ACQUISITIONS, INC.
Balance Sheet
(unaudited)

September 30, 2010
Assets

Assets:
Cash	$168,065
Accounts receivable, no allowance for doubtful accounts	84,636
Inventory, net	130,550
Prepaid expenses and other	38,955
Total Current Assets	422,206

Property and equipment, net	71,583
Intangible assets, net	644,095

Total Assets	$1,137,884

Liabilities and Shareholders' Equity

Liabilities:
Accounts payable	$42,004
Accrued expenses	35,350
Deferred revenue	235,762
Notes payable	300,000
Other current liabilities	67,110
Total Liabilities, All Current	680,226

Shareholders' Equity
Common stock, no par value, stated value $1, 100 shares authorized,
65 shares issued and outstanding	$65
Additional paid-in-capital	-
Retained earnings	457,593
Total Shareholders' Equity	457,658

Total Liabilities and Shareholders' Equity	$1,137,884

See accompanying notes to financial statements

BRAINY ACQUISITIONS, INC.
Statements of Operations
(unaudited)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2010	2009

Product sales and licensing income, net of discounts	$341,295	$1,034,114

Cost of sales	86,589	208,708

Gross profit	254,706	825,406

Selling, general and administrative expenses	824,677	680,258
Depreciation and amortization	60,583	62,803

Income (loss) from operations	(630,554)	82,345

Other income (expense)
Gain on extinguishment of debt	2,277,338	-
Interest income	1,266	4,966
Interest expense	(92,811)	(73,451)

Total other income (expense)	2,185,793	(68,485)

Net income	$1,555,239	$13,860

Net Income per Common Share - Basic and Diluted	$24,301	$218

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	64	64

See accompanying notes to financial statements

BRAINY ACQUISITIONS, INC.
Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,	Nine Months Ended September 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,555,239	$13,860
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	60,583	62,803
Gain on extinguishment of debt	(2,277,338)	-
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(17,451)	(107,610)
Inventory	(34,379)	(53,632)
Prepaid expenses and other	(24,524)	6,630
Increase (Decrease) in:
Accounts payable and accrued expenses	448,511	(344,041)
Other current liabilities	-	314,372
Deferred revenue	98,427	37,604
Net Cash Used in Operating Activities	(190,932)	(70,014)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	300,000	-
Repayment of notes payable	-	(55,901)
Repayment of related party receivable	58,721	150,220
Net Cash Provided By Financing Activities	358,721	94,319

Net Increase in Cash	167,789	24,305

Cash - Beginning of Period	276	10,979

Cash - End of Period	$168,065	$35,284

See accompanying notes to financial statements

BRAINY ACQUISITIONS, INC.
Statement of Stockholders' Equity (Deficit)
For the Nine Months Ended September 30, 2010
(Unaudited)

			Additional	Retainer Earnings	Total
	Common Stock		Paid In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity (Deficit)

Balance - December 31, 2009	64	$64	$-	(1,097,646)	$(1,097,582)

Issuance of shares upon recapitalizaiton	1	1	-	-	1

Net income	-	-	-	1,555,239	1,555,239

Balance - September 30, 2010	65	$65	$-	$457,593	$457,658

See accompanying notes to financial statements

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Note A
Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations:

Brainy Acquisitions, Inc. (the "Company") was formed on August 27, 2010 under the laws of the state of Georgia and is headquartered in Suwanee, Georgia.  On September 23, 2010, the Company entered into an Agreement for the Purchase and Sale of Assets of the The Brainy Baby Company, LLC (“LLC”) with Asset Recovery Associates, LLC (“ARA”) as assignee for the benefit of creditors of LLC.

LLC, a limited liability company, was formed on July 30, 2001 under the laws of the state of Georgia and was headquartered in Suwanee, Georgia. LLC engaged in the business of selling educational DVDs, books, games, and toys for babies, toddlers and pre-schoolers both domestically and internationally through retailers under licensing agreements, as well as directly to customers primarily via internet sales.

Since the Company had no previous operations and the members of LLC ultimately received the controlling interest in the Company, LLC is considered the accounting acquirer through the corporate recapitalization and reorganization, described below.

Basis of Presentation:

The accompanying unaudited financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.  In the opinion of management, the accompanying unaudited financial statements reflect all adjustments consisting of normal recurring adjustments necessary for a fair presentation of its financial position and results of operations.

Reorganization and Recapitalization:

On September 23, 2010, the Company entered into an Agreement for the Purchase and Sale of Assets of  LLC with Asset Recovery Associates, LLC (“ARA”) as assignee for the benefit of creditors of  LLC.

The Company purchased the assets previously assigned by LLC to ARA.  The purchase price was $87,500, which was paid in cash at closing.  The Company did not assume any debt, accounts payable, contracts, agreements, commitments, or other obligations or liabilities of LLC except for certain equipment lease obligations.

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

This transaction is known under Georgia law as an Assignment for the Benefit of Creditors.   In conjunction with this transaction, the LLC executed a Deed of Assignment (the “Agreement”) with ARA, whereby all of the assets of the LLC, including, but not limited to, all personal property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, trade names, goodwill, contracts, claims and demands belonging to the LLC, books, records, books of account, judgments, liens, and mortgages held or owned by the LLC, were assigned to ARA.

This transaction was accounted for as a reorganization and recapitalization of LLC, deemed the accounting acquirer.  The Company (deemed the legal acquirer) did not have any operations and majority-voting control was ultimately transferred to the members of LLC.  The transaction also requires a recapitalization of the LLC. All equity accounts have been retrospectively recasted to depict share issuances.  The historical financial statements of the Company are those of LLC until September 23, 2010, the date of the transaction, and of the Company subsequent to that date.  The Company recorded a gain on extinguishment of debt in the amount of $2,277,338 for all liabilities that were not transferred from LLC to the Company as part of the ARA transaction.

Since the transaction is considered a reorganization and recapitalization, the guidance in ASC 805-10-15 does not apply for purposes of presenting pro-forma financial information.

Risks and Uncertainties:

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates are used for, but not limited to, the allowance for doubtful accounts and inventory valuation.  Actual results could differ from these estimates.

Cash:

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. Cash balance at times may exceed federally insured limits.

The United States Congress has temporarily increased the Federal Deposit Insurance Corporation (FDIC) deposit insurance from $100,000 to $250,000 per depositor. As of September 30, 2010 the Company had monies in bank accounts which did not exceed such limits.

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Accounts Receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables.  The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.  The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts.

Inventory:

Inventory is stated at the lower of cost or market and is valued using the first-in, first-out method.   Provisions are made in each year for the estimated effect of obsolete and slow-moving inventories.

Property and Equipment:

Property and equipment are stated at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized in the statement of operations.

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Furniture and equipment	3 - 7 Years
Vehicle	5 Years
Leasehold improvements	Lesser of estimated useful life or life of the lease

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Impairment of Long-Lived Assets:

Long-lived assets such as property and equipment and definite-lived intangible assets (DVD or CD master production copies, or "masters") are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized in the amount that the carrying amount of the asset exceeds its fair value.  Fair value is determined based on discounted future net cash flows associated with the use of the asset.

Based on the Company's expected future undiscounted cash flows generated by the masters, no impairment was recorded at September 30, 2010.

Indefinite-Lived Intangible Assets:

Indefinite-lived intangible assets are recorded at cost and consist of domestic and foreign trademarks.  Trademarks are not amortized since they have indefinite lives, but instead are reviewed annually for impairment. Costs to renew trademarks and costs to update masters are expensed as incurred.

Based on the Company's estimated cost to replace the trademarks, no impairment was recorded at September 30, 2010.

Revenue Recognition:

The Company records revenue when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  There is no right of return for products.  Sales are recognized upon shipment, where risk and title to the Company’s inventory passes to the customer.

The Company also enters into licensing agreements whereby the licensee agrees to pay a percentage of net sales of the licensed products.  Most of the agreements require the licensee to pay guaranteed minimum royalty payments upon entering into the agreement.  Advanced royalty payments associated with these agreements are recorded as deferred revenue and royalties are recognized as revenue as licensees sell the licensed products.

Shipping and Handling Costs:

The Company classifies shipping and handling amounts billed to customers as product sales and shipping and handling costs as a component of cost of sales.

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)
Advertising

The Company expenses advertising costs as incurred.  Advertising expenses totaled $47,357 and $69,291 for the nine months ended September 30, 2010 and 2009, respectively.

Income Taxes:

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax assets and liabilities based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company would recognize interest and penalties related to unrecognized tax benefits in income tax expense. At September 30, 2010  the Company did not record any liabilities for uncertain tax positions.

Fair Value of Financial Instruments:

In specific circumstances, certain assets and liabilities are reported or disclosed at fair value.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the Company's principal market for the asset or liability at the measurement date for such transactions. If the Company has not established a principal market for transactions of a particular asset or liability, fair value is determined based on the most advantageous market.

Valuation inputs used to determine fair value are arranged in a hierarchy that categorizes the inputs into three broad levels, which are as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

•	Level 2 inputs are directly or indirectly observable valuation inputs for the asset or liability, excluding Level 1 inputs.

•	Level 3 inputs are unobservable inputs for the asset or liability.

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

The Company’s financial instruments include cash, accounts receivable, accounts payable, notes payable and accrued liabilities.  Financial instruments are reported at historical cost, which is not materially different than fair value due to the short expected duration or holding period of the assets and liabilities.

Recent Accounting Pronouncements:

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s financial position or results of operations.

The Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States for periods ending after September 15, 2009.  The FASB ASC incorporates all authoritative accounting literature previously issued by a standard setter.  Adoption of the FASB ASC had no effect on the Company’s financial position, results of operations, shareholders’ equity or cash flows.

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)
Note B
Liquidity

The ability of the Company to continue its operations is dependent on management's plans, which include the raising of capital through debt and/or equity markets with additional funding from other traditional financing sources, including term notes and convertible notes, until such time that funds provided by operations are sufficient to fund working capital requirements.  The Company may need to incur additional liabilities with certain related parties to sustain the Company’s existence.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

In response to these liquidity issues, management is taking the following actions:

•	Raised additional capital through convertible note offerings

•	Signing up new distributors

•	Developing increased brand awareness

•	Developing new technologies and bringing these additional technologies to market

Note C
Stockholders’ Equity

On September 23, 2010, the Company issued one common share to  it’s founder for services rendered.  The Company valued the share at $1, as the Company  was a non-operating entity.

Note D
Inventory

The components of inventory are as follows as of September 30, 2010:

Finished goods	$201,405
Less reserve for obsolescence and slow-moving inventory	(70,855)
Net inventory	$130,550

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Note E
Property and Equipment

Property and equipment consisted of the following at September 30, 2010:

Leasehold improvements	$102,038
Furniture and equipment	228,315
Vehicle	5,700
336,053
Accumulated depreciation	(264,470)
Property and equipment, net	$71,583

The Company recorded depreciation of $20,538 and $20,539 during the nine months ended September 30, 2010 and 2009, respectively.

Note F
Intangible Assets

Intangible assets were comprised of the following at September 30, 2010:

	Estimated life	Gross Amount	Accumulated Amortization	Net
Masters	10 years	$577,280	$401,469	$175,811
Masters in production	10 years	17,718	-	17,718
Trademarks	Indefinite	450,566	-	450,566
		$1,045,564	$401,469	$644,095

The Company recorded amortization of $40,045 and $42,264 during the nine months ended September 30, 2010 and 2009, respectively.

Estimated future amortization expense relating to masters is as follows:

Nine Months Ending September 30
2011	$13,348
2012	52,202
2013	43,926
2014	35,454
2015	24,381
Thereafter	24,218
$193,529

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Note G
Notes Payable

Notes payable consisted of the following at September 30, 2010:

Note payable to a company; bearing interest at 10%; secured by all assets of the Company, with principal and interest due at maturity on March 23, 2011. The note contains a material adverse change clause, which states that if such a change occurs in the Company's financial condition or the lender believes the prospect of payment of the note payable is impaired, the note payable will be considered to be in default.	$110,000
Note payable to a company; bearing interest at 10%; secured by all assets of the Company, with principal and interest due at maturity on March 29, 2011. The note contains a material adverse change clause, which states that if such a change occurs in the Company's financial condition or the lender believes the prospect of payment of the note payable is impaired, the note payable will be considered to be in default.	190,000
Total notes payable	$300,000

Note H
Commitments

Operating Leases

The Company leases office space and warehouse and office equipment under non-cancelable operating leases expiring on various dates through August 2014.

At September 30, 2010 future minimum lease payments under non-cancelable operating leases were as follows:

Nine Months Ending September 30
2011	$14,848
2012	61,039
2013	62,735
2014	59,978
2015	56,347
$254,947

BRAINY ACQUISITIONS, INC.
NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 2010
(unaudited)

Note I
Subsequent Events

The Company evaluated subsequent events through the date that these financial statements were available to be filed.

Issuance of Common Stock for Services

On November 15, 2010, the Company issued 99 shares of common stock for services to be performed to consultants, employees and officers of the Company.  Because 64 of the shares were issued to the previous members of The Brainy Baby Company, LLC, the Company deemed those shares historically issued as part of the retrospective recast of equity.

On November 24, 2010, the Company entered into a Share Exchange Agreement with a public shell corporation.   The public shell corporation issued 2,499,998  shares of common stock in exchange for all issued and outstanding common stock of the Company.  The Company accounted for this transaction as a reverse acquisition and recapitalization.

On November 24, 2010, the Company entered into a subscription agreement (the “Subscription Agreement”) with accredited investors (the “Investors”). Pursuant to the Subscription Agreement, on November 24, 2010, the Company issued and sold to the Investors, convertible promissory notes (the “Notes”) in the aggregate principal amount of $2,806,489 (the “Private Placement”). The Notes are secured by all of the assets of the Company. The Notes are convertible into common stock of the Company at an exercise price of $0.40 per share, subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances by the Company of common stock or securities convertible into common stock at a lower price. The Notes will mature two years from the date of issuance and bear interest at the rate of 10% per annum due and payable semi-annually in arrears commencing March 31, 2011 and upon maturity. Pursuant to the Private Placement, the Company issued to the Investors 10 Class A Warrants and 10 Class B Warrants (collectively, the  “Warrants”) to purchase common stock for each $4.00 principal amount of Notes, such that the Company issued an aggregate of 7,016,222 Class A Warrants and 7,016,222 Class B Warrants. The Warrants have a five-year term, may be exercised on a cashless basis, and have an exercise price of $0.60 (with respect to the Class A Warrants) or $1.20 (with respect to the Class B Warrants), subject to adjustment in the event of stock splits, stock dividends (except for a 7.5-to-1 forward stock split in the form of a stock dividend effectuated not later than 180 days following the closing of the Private Placement), or in the event of certain subsequent issuances of the Company of common stock or securities convertible into common stock at a lower price. The Notes may not be converted, and the Warrants may not be exercised, to the extent such conversion or exercise would cause the holder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% of the Company’s then outstanding shares of common stock following such conversion or exercise.

THE BRAINY BABY COMPANY, LLC

FINANCIAL STATEMENTS
 DECEMBER 31, 2009 AND 2008

THE BRAINY BABY COMPANY, LLC

TABLE OF CONTENTS

PAGE
Financial statements:

Independent auditors' report	F-17

Balance sheets	F-20

Statements of operations and members' deficit	F-21

Statements of cash flows	F-22

Notes to financial statements	F-23 - F-34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
The Brainy Baby Company, LLC

We have audited the accompanying balance sheets of The Brainy Baby Company, LLC (the "Company") as of December 31, 2009 and 2008, and the related statements of operations and members' deficit, and cash flows for the years then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Brainy Baby Company, LLC as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A and Note K to the financial statements, the Company has incurred losses from inception, and on September 23, 2010, substantially all of the assets of the Company were sold. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the events discussed in Note A and Note K.

/s/ Habif, Arogeti & Wynne, LLP

Atlanta, GA

October 7, 2010

THE BRAINY BABY COMPANY, LLC
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS
	2009	2008
Current assets
Cash	$276	$10,979
Accounts receivable - trade, net of allowance for doubtful accounts of $0 and $36,268, respectively	67,185	111,138
Inventory, net	96,171	80,293
Prepaid expenses and other	14,431	9,571
Total current assets	178,063	211,981
Property and equipment, net	92,120	119,505
Other assets
Intangible assets, net	685,837	742,189
Due from member	57,024	260,000
Total other assets	742,861	1,002,189
Total assets	$1,013,044	$1,333,675

See accompanying notes to financial statements.

THE BRAINY BABY COMPANY, LLC
BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

LIABILITIES AND MEMBERS' DEFICIT

	2009	2008
Current liabilities
Cash overdraft	$1,024	$15,812
Accounts payable	310,537	393,190
Accrued expenses	189,725	185,547
Accrued interest	309,667	249,667
Deferred revenue	137,335	288,500
Lines of credit	53,605	56,135
Notes payable	741,970	749,319
Credit cards payable	330,735	363,639
Other current liabilities	36,028	72,130
Total current liabilities	2,110,626	2,373,939
Members' deficit	(1,097,582)	(1,040,264)
Total liabilities and members' deficit	$1,013,044	$1,333,675

See accompanying notes to financial statements.

THE BRAINY BABY COMPANY, LLC
STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
  FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
	2009	2008
Revenues:
Product sales	$511,920	$604,258
Licensing income	827,412	965,995
Total revenues	1,339,332	1,570,253
Cost of goods sold	258,782	301,959
Gross profit	1,080,550	1,268,294
Operating expenses:
Selling, general and administrative	962,077	1,379,722
Depreciation and amortization	83,738	103,498
Total operating expenses	1,045,815	1,483,220
Income (loss) from operations	34,735	(214,926)
Other income (expense):
Interest expense	(98,477)	(94,590)
Interest income	6,424	10,460
Total other expense, net	(92,053)	(84,130)
Net loss	(57,318)	(299,056)
Members' deficit, beginning of year	(1,040,264)	(741,208)
Members' deficit, end of year	$(1,097,582)	$(1,040,264)

See accompanying notes to financial statements.

THE BRAINY BABY COMPANY, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
Cash flows from operating activities:
Net loss	$(57,318)	$(299,056)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	83,738	103,498
Interest added on amounts due from member	-	(10,000)
Change in operating assets and liabilities:
Accounts receivable - trade	43,954	19,843
Inventory	(15,878)	61,700
Prepaid expenses and other	(4,859)	(8,489)
Accounts payable	(82,655)	(77,899)
Accrued expenses	4,175	(11,021)
Accrued interest	60,000	40,000
Deferred revenue	(151,165)	(174,178)
Credit cards payable	(32,903)	90,253
Other current liabilities	(36,102)	(63,562)
Total adjustments	(131,695)	(29,855)
Cash used by operating activities	(189,013)	(328,911)
Cash flows from investing activities:
Purchase of property and equipment	-	(9,991)
Payments received on amounts due from member	202,976	-
Cash provided (used) by investing activities	202,976	(9,991)
Cash flows from financing activities:
Net borrowings (payments) on lines of credit	(2,530)	6,955
Proceeds from notes payable	8,000	106,500
Principal payments on notes payable	(15,348)	(17,912)
Increase (decrease) in cash overdraft	(14,788)	15,812
Cash provided (used) by financing activities	(24,666)	111,355
Net decrease in cash	(10,703)	(227,547)
Cash, beginning of the year	10,979	238,526
Cash, end of year	$276	$10,979

See accompanying notes to financial statements.

THE BRAINY BABY COMPANY, LLC
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
	2009	2008
Cash paid during the years for: Interest	$31,803	$46,554

See accompanying notes to financial statements.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note A
Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations:

The Brainy Baby Company, LLC (the "Company"), a limited liability company, was formed on July 30, 2001 under the laws of the state of Georgia and is headquartered in Suwanee, Georgia. The Company engages in the business of selling educational DVDs, books, games, and toys for babies, toddlers and pre-schoolers both domestically and internationally through retailers under licensing agreements, as well as directly to customers primarily via internet sales.

Going Concern:

The financial statements have been prepared assuming the Company will continue as a going concern.  The Company has incurred net losses since its inception, with a members' deficit of approximately $1,100,000 as of December 31, 2009. As discussed in Note K, substantially all of the assets of the Company were sold on September 23, 2010.  Management has no plans to generate any future revenues, seek additional funding, or raise additional equity for the Company.  The financial statements do not include any adjustments resulting from the events discussed above and in Note K.

Accounting Standards Codification:

The Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States for periods ending after September 15, 2009.  The FASB ASC incorporates all authoritative accounting literature previously issued by a standard setter.  Adoption of the FASB ASC had no effect on the Company’s financial position, results from operations, members’ deficit or cash flows.

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements.  Estimates are used for, but not limited to, the allowance for doubtful accounts and inventory valuation.  Actual results could differ from these estimates.

Cash:

On occasion, the Company maintains cash balances on deposit with financial institutions in excess of federally insured limits. Management continually monitors the soundness of the financial institutions and believes the exposure to loss is minimal.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note A
Nature of Operations and Summary of Significant Accounting Principles (Continued)

Accounts Receivable:

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables.  The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management.  The maximum accounting loss from the credit risk associated with accounts receivable is the amount of the receivable recorded, which is the face amount of the receivable net of the allowance for doubtful accounts.

Inventory:

Inventory is stated at the lower of cost or market and is valued using the first-in, first-out method.   Provisions are made in each period for the estimated effect of obsolete and slow-moving inventories.

Property and Equipment:

Property and equipment, including leasehold improvements, are stated at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized. The cost of assets sold, retired, or otherwise disposed of, and the related allowance for depreciation are eliminated from the accounts, and any resulting gain or loss is recognized in the statements of operations.

Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the assets, which are as follows:

Furniture and equipment	3 - 7 Years
Vehicle	5 Years
Leasehold improvements	Lesser of estimated useful life or life of the lease

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note A
Nature of Operations and Summary of Significant Accounting Principles (Continued)

Impairment of Long-Lived Assets:

Long-lived assets such as property and equipment and definite-lived intangible assets (DVD or CD master production copies, or "masters") are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable.  If the sum of the expected future cash flows is less than the carrying amount of the asset, an impairment loss is recognized in the amount that the carrying amount of the asset exceeds its fair value.  Fair value is determined based on discounted future net cash flows associated with the use of the asset.

Indefinite Lived Intangible Assets:

Indefinite lived intangible assets are recorded at cost and consist of domestic and foreign trademarks.  Trademarks are not amortized since they have indefinite lives, but instead are reviewed annually for impairment. Costs to renew trademarks and costs to update masters are expensed as incurred.

Based on the Company's estimated cost to replace the trademarks and expected future undiscounted cash flows generated by the masters, no impairment was recorded for either asset at December 31, 2009 and 2008.

Revenue Recognition:

Revenue from the sale of products is recognized at the time of shipment.

The Company enters into licensing agreements whereby the licensee agrees to pay a percentage of net sales of the licensed products.  Most of the agreements require the licensee to pay guaranteed minimum royalty payments upon entering into the agreement.  Advanced royalty payments associated with these agreements are recorded as deferred revenue and royalties are recognized as revenue as licensees sell the licensed products.

Shipping and Handling Costs:

The Company classifies shipping and handling amounts billed to customers as product sales and shipping and handling costs as a component of cost of goods sold.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note A
Nature of Operations and Summary of Significant Accounting Principles (Continued)

Advertising:

The Company expenses advertising costs as incurred. Advertising expenses totaled $88,707 and  $140,237 for the years ended December 31, 2009 and 2008, respectively.

Income Taxes:

The Company has elected for income tax purposes to be taxed as a partnership; therefore, the taxable income or losses of the Company are passed through to the members.  The income taxes are paid by the members; therefore, no provision for or benefit from income taxes is recorded in these financial statements.

Due to a required change in the applicable accounting standards, the Company adopted a new recognition threshold for income tax benefits arising from uncertain income tax positions effective January 1, 2009.  Upon adoption of the new standard and in all subsequent periods, a tax benefit arising from an uncertain tax position can only be recognized for financial reporting purposes if, and to the extent that, the position is more likely than not to be sustained in an audit by the applicable taxing authority. The Company did not have any such uncertain tax positions that required adjustment or disclosure in the financial statements at December 31, 2009.

The Company is no longer subject to income tax examinations for calendar years prior to 2006.

Fair Value of Financial Instruments:

In specific circumstances, certain assets and liabilities are reported or disclosed at fair value.  Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the Company's principal market for the asset or liability at the measurement date for such transactions. If the Company's has not an established a principal market for transactions of a particular asset or liability, fair value is determined based on the most advantageous market.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note A
Nature of Operations and Summary of Significant Accounting Principles (Continued)

Valuation inputs used to determine fair value are arranged in a hierarchy that categorize the inputs into three broad levels, which are as follows:

•	Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities.

•	Level 2 inputs are directly or indirectly observable valuation inputs for the asset or liability, excluding Level 1 inputs.

•	Level 3 inputs are unobservable inputs for the asset or liability.

The fair value hierarchy gives the highest priority to Level 1 inputs and the lowest priority to Level 3 inputs.

The Company’s financial instruments include cash, accounts receivable, accounts payable, and accrued liabilities.  Financial instruments are reported at historical cost, which is not materially different than fair value due to the short expected duration or holding period of the assets and liabilities.

The Company’s non-financial assets consist of property and equipment and masters, which are reported at cost less accumulated depreciation and amortization and trademarks which are recorded at cost and is not amortized.  Upon the occurrence of certain events, the Company is required to perform an impairment test of property and equipment.  If the impairment test indicates that an impairment has occurred, the carrying value of property and equipment is reduced to its then current fair value and an impairment charge is recognized in net income.  The Company has no non-financial liabilities.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note B
Members' Deficit

The Company is composed of two members and managed exclusively by its members. A member's percentage interest in the Company is computed as a fraction, the numerator of which is the total of a member's capital account and the denominator of which is the total of all capital accounts of all members.

The rights, preferences, and privileges of the members are as follows:

Allocations:

As stated in the operating agreement, no member is subject to priority or preference with respect to other members in obtaining a return of capital contributions, distributions or allocations of the income, gains, losses, deductions, credits or other items of the Company. The profits and losses of the Company, and all items of its income, gain, loss, deduction and credit shall be allocated to the members according to each member's percentage interest. Each member shall vote on any matter submitted to the membership for approval in proportion to the member's percentage interest in the Company.

Distributions:

As stated in the operating agreement, cash from the Company's business operations, as well as cash from a sale or other disposition of LLC capital assets, may not be distributed before termination of the Company other than for payment of federal and state income tax liabilities that the Company would incur on account of the members' interest. Upon termination of the Company, distributions will be made to members in accordance with each member's percentage interest in the LLC, as decided by the majority of the members.

Note C
Inventory

The components of inventory are as follows as of December 31:

	2009	2008
Finished goods	$167,026	$142,139
Less reserve for obsolescence and slow-moving inventory	(70,855)	(61,846)
Net inventory	$96,171	$80,293

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note D
Property and Equipment

Property and equipment consisted of the following at December 31:

	2009	2008
Leasehold improvements	$102,035	$102,035
Furniture and equipment	228,316	228,316
Vehicle	5,700	5,700
	336,051	336,051
Less accumulated depreciation	(243,931)	(216,546)
Property and equipment, net	$92,120	$119,505

Depreciation expense for the years ended  December 31, 2009 and 2008 totaled $27,386 and $45,983, respectively.

Note E
Intangible Assets

Intangible assets were comprised of the following at December 31, 2009:

	Estimated life	Gross Amount	Accumulated Amortization	Net
Masters	10 years	$577,280	$359,353	$217,927
Masters in production	10 years	17,719	-	17,719
Trademarks	Indefinite	450,191	-	450,191
		$1,045,190	$359,353	$685,837

Intangible assets were comprised of the following at December 31, 2008:

	Estimated Life	Gross Amount	Accumulated Amortization	Net
Masters	10 years	$577,280	$303,001	$274,279
Masters in production	10 years	17,719	-	17,719
Trademarks	Indefinite	450,191	-	450,191
		$1,045,190	$303,001	$742,189

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note E
Intangible Assets (Continued)

Amortization expense related to the masters totaled $56,352 and $57,515 for the years ended December 31, 2009 and 2008, respectively.

Estimated future amortization expense is as follows:

Year Ending December 31	Amount
2010	$53,393
2011	51,759
2012	42,154
2013	33,682
2014	22,609
Thereafter	14,330
$217,927

Note F
Lines of Credit

The Company had three revolving lines of credit with a financial institution as of December 31, 2009 and 2008.  The credit limit in total was $60,000 with interest rates ranging from prime plus 1% to prime plus 6%.  The lines of credit were secured by all assets of the business and were also personally guaranteed by a member and his wife.  On January 26, 2010, the lines of credit were consolidated into a note payable in the amount of $51,684 bearing interest at the prime rate plus 5%.  The note payable requires 23 payments of $725, including interest, with the remaining amount due at January 26, 2012.  The note payable is personally guaranteed by a member and secured by all assets of the Company.  The note payable was in default due to missed payments as of the date of the issuance of these financial statements and, as a result, has been classified as a current liability at December 31, 2009.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note G
Notes Payable

Notes payable consisted of the following at December 31:

	2009	2008
Note payable to a bank; bearing interest at prime plus 3% with a floor of 7%; secured by all assets of the Company and personally guaranteed by a member, with principal and interest due at maturity on March 18, 2010.  The note contains a material adverse change clause, which states that if such a change occurs in the Company's financial condition or the lender believes the prospect of payment of the note payable is impaired, the note payable will be considered to be in default. Payment was not made at the maturity date, and the note payable is in default.  The note payable was satisfied as part of the sale of assets transaction (see Note K).
	$333,970	$349,319
Notes payable to an individual; one bearing interest at 10%, with interest due annually on February 3 and the outstanding principal balance of $150,000 due in 2008; and one bearing interest at 20% with interest due quarterly and the outstanding principal balance of $250,000 due in 2009. Both notes payable are unsecured and are personally guaranteed by a member. The Company has accrued interest and attorney fees related to the delinquent notes payable and is currently working with the noteholder to reach a settlement agreement.	400,000	400,000
Note payable due to a member's father ; unsecured, non-interest bearing and due on demand	8,000	-
Total notes payable	$741,970	$749,319

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note H
Commitments

Purchase Incentive Agreement:

The Company entered into a purchasing agreement during 2006, which expired June 20, 2009.  Under this agreement, the Company committed to buy a minimum of three million DVD's for a total contract incentive fee of $450,000.  The Company received $150,000 of this amount at the contract date with the other $300,000 to be received contingently in two payments of $150,000 each upon the purchase of 1 million DVD's and 2 million DVD's, respectively.  The purchase incentive fee was amortized as a reduction of expense over the first 3 million DVD's purchased and paid for in the amount of $.15 per DVD.  If the commitment was not met after 18 months, then the full unamortized balance would become due and payable on demand.  The purchase commitment was not met by the Company, and the associated liabilities for the unamortized balance of $36,028 and $72,130 at December 31, 2009 and 2008, respectively, are included in accrued expenses.

Operating Leases:

The Company leases office space and warehouse and office equipment under noncancelable operating leases expiring on various dates through August 2014.

At December 31, 2009, future minimum lease payments under noncancelable operating leases were as follows:

Year Ending December 31
2010	$59,392
2011	61,039
2012	62,735
2013	59,978
2014	56,347
$299,491

Rent expense totaled $49,098 for the years ended December 31, 2009 and 2008.

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note I
Concentrations

Significant Vendors:

A significant vendor is defined as one from which the Company receives at least 10% its total purchases.  For the year ended December 31, 2009, the Company had purchases from three suppliers totaling $179,871, which comprised 86% of the Company's purchases. Accounts payable included approximately $41,000 to these suppliers at December 31, 2009.

For the year ended December 31, 2008, the Company had purchases from two suppliers totaling $160,183, which comprised 77% of the Company's purchases. Accounts payable included approximately $69,000 to these suppliers at December 31, 2008.

Significant Customer:

A significant customer is defined as one from whom at least 10% of revenue is derived.  The Company had revenue from one customer totaling $666,666 in both 2009 and 2008 under a three year licensing agreement which ended December 31, 2009 and was not renewed.  These revenues comprised 50% and 42% of revenues for the years ended December 31, 2009 and 2008, respectively.

Note J
Related Party Transactions

During 2009 and 2008,the Company incurred fees in the amount of $8,015 and $32,736 for legal services provided by one of its members. At December 31, 2009 and 2008, the outstanding fees due were $0 and $17,724, respectively.

The Company had a loan receivable from one of its members totaling $57,024 and $260,000, including interest accrued at 4% per year, as of December 31, 2009 and 2008, respectively.   The amount of interest included in the loan receivable was $15,835 and $10,000, as of December 31, 2009 and 2008, respectively.  The loan is unsecured and payments are made periodically at the option of the payee.  The loan is classified as long-term since it is unlikely that the outstanding balance will be repaid within twelve months of the balance sheet date.

The Company has a loan payable to the father of one of its members in the amount of $8,000 (See Note G).

THE BRAINY BABY COMPANY, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note K
Subsequent Events

Sale of Assets:

On September 21, 2010, as part of a corporate restructuring, the Company entered into a transaction known under Georgia Law as an Assignment for the Benefit of Creditors.   In conjunction with this transaction, the Company executed a Deed of Assignment (the “Agreement”) with Asset Recovery Associates, LLC (“ARA”), whereby all of the assets of the Company, including, but not limited to, all personal property, fixtures, goods, stock, inventory, equipment, furniture, furnishings, accounts receivable, bank deposits, cash, promissory notes, trade names, goodwill, contracts, claims and demands belonging to the Company, books, records, books of account, judgments, liens, and mortgages held or owned by the Company, were assigned to ARA.

Under the terms of the Agreement, ARA would have the ability to operate the Company’s business for a limited period of time in order to liquidate and maximize the value of the assets of the Company and to pay and discharge all reasonable attorney fees, expenses, costs and disbursements in connection with the execution and administration of this assignment from the proceeds of such liquidations and collections.  To the extent that funds are available from the disposition of the assets of the Company, ARA will pay and discharge in full all of the Company's debts and liabilities, including interest on such debts and liabilities.

Any proceeds would have been required to be paid as follows:

(1)                Creditors with valid and perfected liens on and security interest in the assets sold

(2)                Taxing authorities that do not have liens on the assets sold

(3)                General unsecured creditors on a pro rata basis

Any remaining funds would be returned to the Company.   On the date of the agreement, management estimated the aggregate unsecured liabilities of the Company were at least $1,200,000.

On September 23, 2010, ARA entered into an agreement with Brainy Acquisitions, Inc. (“Brainy”) whereby Brainy purchased the assets previously assigned by the Company to ARA.  The purchase price was $87,500, which was paid in cash at closing.  Brainy did not assume any debt, accounts payable, contracts, agreements, commitments, or other obligations or liabilities of the Company except for certain equipment lease obligations.

Upon consummation of the sale transaction to Brainy, ARA satisfied the note payable to a bank, which had an outstanding balance of principal and interest of $345,576 at September 23, 2010, for $82,500.  The remaining balance of proceeds, or $5,000, was retained by ARA as a fee.

As a result of the above transactions, the Company was left with all remaining liabilities and notes payable without any source of future revenue, operations or sources of capital.  Management has indicated that they have no intention of raising any additional capital or infusing any additional cash into the business.

The Company evaluated subsequent events through October 7, 2010, when these financial statements were available to be issued. The Company is not aware of any significant events that occurred subsequent to the balance sheet date but prior to the issuance of this report that would have a material impact on the financial statements, other than what has been disclosed in these financial statements.